Exhibit 10.1

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

By and Between

COMPASS BANK

and

UNIVERSAL POWER GROUP, INC.

JUNE 19, 2007

TABLE OF CONTENTS

SECTION 1.	Bank’s Agreement to Make Advances	1

1.1	Borrowing Base	1
1.2	Evidence of Advance Not Causing Excess of Borrowing Base	2
1.3	Borrower’s Loan Account	3
1.4	Exceeding Borrowing Base	3
1.5	Discretionary Advances	3

SECTION 2.	Borrower’s Representations and Warranties; Certain Covenants	4

2.1	Organization, Licenses, Qualifications, Etc	4
2.2	Power and Authority; Enforceability	4
2.3	Liens	4
2.4	Payment of Taxes, Charges, Etc	5
2.5	Restrictions on Transfer of Collateral	5
2.6	Reporting Requirements	5
2.7	Additional Representations Regarding Accounts	6
2.8	Additional Representations Regarding Instruments, Chattel Paper, Etc	7
2.9	Location of Collateral	7
2.10	Location of Records	7
2.11	Additional Representations Regarding Financial Statements	7
2.12	Possession of and Insurance on Equipment	7
2.13	Borrower’s Names and Offices	7
2.14	Additional Representations Regarding Absence of Defaults Under Other Agreements	8
2.15	Indemnification	8
2.16	Taxes, Charges and Expenses Incurred with Respect to Revolving Line	8
2.17	Patents, Copyrights, Trademarks and Licenses	8
2.18	Judgments/Actions	8
2.19	Margin Stock	9
2.20	No Untrue Statements or Omissions	9
2.21	Bankruptcy	9
2.22	Organizational Identification Number, Etc	9

SECTION 3.	Inspection of Records; Further Assurance	9

SECTION 4.	Security Interest of Bank in Collateral	10

4.1	Collateral	10
4.2	Security Interest in Collateral Created/Acquired Hereafter	11
4.3	Further Assurances	11
4.4	Additional Further Assurances	11
4.5	Restrictions on Pledging, Mortgaging Collateral	12

SECTION 5.	Collection of Accounts Receivable	12

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5.1	Collection and Application of Proceeds; Notifying Account Debtors	12
5.2	Collection of Accounts	12

SECTION 6.	Additional Affirmative Covenants	13

6.1	Financial Statements	13
6.2	Insurance	13
6.3	Compliance with Laws	14
6.4	Fixed Charge Coverage Ratio	14
6.5	Funded Debt to EBITDA	15
6.6	Fees	15
6.7	Notification of Defaults, Suits, Etc	15
6.8	Deposit Account	16

SECTION 7.	Additional Negative Covenants	16

7.1	Liens	16
7.2	Borrowings; Permitted Indebtedness	16
7.3	Dividends	16
7.4	Capital Expenditures	16
7.5	Acquiring Assets, Etc. of Other Entities	16
7.6	Dissolution, Mergers, Change in Nature	17
7.7	Subordinated Debt	17
7.8	Loans to Related Parties and Affiliates	17

SECTION 8.	Conditions Precedent to Credit Extensions	17

8.1	Conditions of Initial Credit Extension	17
8.2	Conditions to all Credit Extensions	18

SECTION 9.	Events of Default; Acceleration	19

SECTION 10.	Power to Sell or Collect Collateral	21

SECTION 11.	Set Off	22

SECTION 12.	Waivers	22

SECTION 13.	Expenses; Proceeds of Collateral	23

SECTION 14.	Duration; Extension	23

SECTION 15.	General	24

SECTION 16.	Miscellaneous	25

SECTION 17.	Compliance With Laws	26

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Addendum A – Definitions
Exhibit A –Reconciliation Report
Exhibit B – Compliance Certificate

iii

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

          This Amended and Restated Revolving Credit and Security Agreement (as may be amended, this “Credit Agreement”) is executed and delivered effective as of June 19, 2007 but executed as of this __ day of July, 2007, by and between UNIVERSAL POWER GROUP, INC., a Texas corporation (“Borrower”), with its chief executive office and its principal place of business at 1720 Hayden Drive, Carrollton, Texas 75006 and COMPASS BANK, an Alabama banking corporation (“Bank”), with its principal place of business at 15 South 20th Street, Birmingham, Alabama 35233. Borrower has applied to Bank for a revolving line of credit not to exceed an aggregate principal amount at any one time outstanding the sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) (as may be amended, the “Revolving Line”) to be evidenced by a Master Revolving Promissory Note (as may be amended, the “Note”) in such amount and to be secured by a security interest in all of the Collateral (as defined herein) on the terms hereinafter set forth.

          Bank is willing to extend the Revolving Line to Borrower up to an aggregate principal amount not in excess of the amount set forth above upon the security of the Collateral on the terms and subject to the conditions hereinafter set forth to refinance some of Borrower’s existing indebtedness, provide Borrower with ordinary working capital and provide financial support for capital expenditures and acquisitions.

          Accordingly, Borrower and Bank, in consideration of the premises, the credit to be extended hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

          Capitalized terms not otherwise defined herein shall have the meaning attributed to the same in Addendum A hereto incorporated herein by reference as if fully set forth.

SECTION 1. Bank’s Agreement to Make Advances.

          1.1 Borrowing Base. From the date hereof until July 5, 2012 (the “Maturity Date”), or such future date to which the Maturity Date of the Revolving Line may be extended (any such extension to be at Bank’s sole discretion and evidenced by a writing executed by Bank), subject to the terms and conditions of this Credit Agreement and Borrower’s and each guarantor’s (as applicable) performance of and compliance with each of the Loan Documents, and so long as no event of default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred, be continuing or would result, Bank agrees to extend to Borrower an open-end credit line (also referred to as the Revolving Line) on the basis of the following advance formula (such advance formula being hereinafter referred to as the “Borrowing Base”): (a) eighty-five percent (85.0%) of the outstanding value of Borrower’s Eligible Accounts Receivable, plus (b) fifty percent (50.0%) of the value of Borrower’s Eligible Inventory, (which amount permitted under subsection (b) shall not exceed one and one-half times the amount of Borrower’s Eligible Accounts Receivable); provided, however, that in no event shall the aggregate sum of all principal advances made by Bank to Borrower at any one time outstanding hereunder exceed the sum of $30,000,000. Within such limits and subject to the terms of this Credit Agreement, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Credit Agreement until the Maturity Date. It is expressly understood and agreed that Bank shall have no obligation to make an advance under the Revolving Line if the amount of such advance together with the amount outstanding under the Revolving Line exceeds or would exceed the lesser of (i) the sum of $30,000,000 or (ii) the Borrowing Base.

          The value of all Eligible Inventory shall be determined on the basis of any and all factors and criteria as Bank (in its sole discretion) shall deem appropriate, including, without limitation, that unless Bank shall determine that some other basis is more appropriate, such value shall be determined on the basis of the lower of cost, book or market value, net of all handling charges, taxes, assessments, insurance, warranty, interest, finance and other charges.

          If at any time Borrower is not entitled to any advances by the terms of this Credit Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and to require any payment required under the terms of the Credit Agreement without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.

          It is understood that Borrower may from time to time request and apply for and Bank may, in its sole discretion, issue letters of credit for the benefit of such parties and on such terms and conditions as Borrower may request and apply for in written application(s) for letter(s) of credit in form and substance satisfactory to Bank, as delivered to Bank along with such other documentation as Bank may require. In no event shall Bank be required to issue any requested letter of credit, although otherwise acceptable in form and substance if (i) Borrower has not executed and delivered one or more promissory notes in form and substance acceptable to Bank further evidencing Borrower’s agreement to reimburse Bank for any advances or payments made or which could be made under such letter of credit; (ii) the sum of the debit balance of Borrower’s Loan Account, plus (a) the aggregate dollar amount of all issued and unexpired letters of credit; plus (b) the dollar amount of the requested letter of credit plus all outstanding advances under the Revolving Line reflected through Borrower’s Loan Account exceeds the lesser of (c) the Borrowing Base or (d) $30,000,000.00; (iii) Borrower has not paid to Bank all required fees and executed and delivered such associated documentation as Bank shall request in form and substance acceptable to Bank; (iv) the requested letter of credit is not acceptable to Bank and does not provide for an expiration date acceptable to Bank; or (v) any default or event of default shall have occurred, be continuing or would result hereunder or under any of the other Loan Documents. Notwithstanding anything herein to the contrary, in no event shall Bank be required to issue letters of credit hereunder in excess of $1,000,000.00 in the aggregate for all letters of credit requested by Borrower to be issued by Bank hereunder.

          1.2 Evidence of Advance Not Causing Excess of Borrowing Base. If requested by Bank, prior to any request for an advance hereunder, Borrower shall submit to Bank such information and documents as Bank shall reasonably request to establish to Bank’s satisfaction that, if approved, the requested advance will not cause the amount of funds outstanding to Borrower hereunder plus the aggregate dollar amount of all issued and unexpired letters of credit to exceed the lesser of (i) the Borrowing Base or (ii) $30,000,000.00. Bank shall have no obligation to make any advance for which Borrower is unable to establish such to Bank’s satisfaction.

          1.3 Borrower’s Loan Account. All borrowings/advances under the Revolving Line shall be evidenced by the Note and by entering such borrowings/advances as debits to Borrower’s Loan Account. Bank shall also record in Borrower’s Loan Account all other charges, expenses and items properly chargeable to Borrower hereunder (which shall also be evidenced by the Note), all payments made by Borrower on account of indebtedness under the Revolving Line and other appropriate debits (including, without limitation, debits for advances made to honor drafts presented under letters of credit (which advances Borrower hereby expressly authorize) and credits. The debit balance of Borrower’s Loan Account shall also be evidenced by the Note and shall reflect the amount of Borrower’s indebtedness to Bank from time to time hereunder.

          1.4 Exceeding Borrowing Base. If at any time the outstanding balance of Borrower’s Loan Account plus the aggregate dollar amount of all issued and unexpired letters of credit exceeds the lesser of (i) the Borrowing Base, or (ii) $30,000,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank immediately available funds sufficient to eliminate such excess and, if Bank requests, deliver to Bank additional collateral of a value and character satisfactory to Bank. If the Reconciliation Report (as defined in Section 2.6) indicates that Borrower’s Loan Account or advances made to Borrower hereunder plus the aggregate dollar amount of all issued and unexpired letters of credit exceeds the lesser of (x) the Borrowing Base or (y) $30,000,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank (with the relevant Reconciliation Report) immediately available funds in the amount sufficient to eliminate such excess.

          1.5 Discretionary Advances. In the event that the availability of the Revolving Line hereunder expires by the terms of this Credit Agreement, or by the terms of any agreement extending the Maturity Date of the Revolving Line, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of Borrower’s Loan Account at any time without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank. With regard to advances to honor drafts under letters of credit, if, for any reason, any such advances are made after the termination or expiration of the Revolving Line or the occurrence or continuation of any default or event of default hereunder, or when Bank otherwise has no obligation to make advances hereunder, Borrower shall reimburse Bank for such advances in full upon demand by Bank and until the time of such reimbursement, such advance shall bear interest at the rate of interest set forth in the Note (unless otherwise agreed by Bank and Borrower in writing) and be secured by the Collateral.

          Bank’s right to demand reimbursement with interest under this Section shall be in addition to and cumulative of and not in lieu of any and all other rights and remedies available to Bank under the Loan Documents or under any document executed in connection with any letters of credit. Any such reimbursement obligation shall be evidenced by the Note, or, at Bank’s option, by the Borrower’s executing and delivering additional promissory notes to Bank in form and substance acceptable to Bank.

          1.6 Capital Expenditure Term Notes. To the extent that new advances are borrowed under the Revolving Line for capital expenditures, which advances are subject to the conditions set forth in Section 8.2(b) hereof, once such advances reach an aggregate amount of $3,000,000, such advances shall be converted into a term promissory note (each, a “Capital Expenditure Term Note”). Each Capital Expenditure Term Note shall be included as an amount issued under the Revolving Line, so that the aggregate amount of all advances under this Credit Agreement shall not exceed the lesser of (i) the Borrowing Base or (ii) $30,000,000. As Capital Expenditure Term Notes are issued, the payment and amortization terms shall be determined on an individual basis as the Borrower and the Bank shall agree.

          Nothing in this Section 1 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 2. Borrower’s Representations and Warranties; Certain Covenants.

          To induce Bank to enter into this Credit Agreement, Borrower represents, warrants and covenants as follows:

          2.1 Organization, Licenses, Qualifications, Etc. Borrower (a) is a duly organized corporation, validly existing, and in good standing under the laws of the State of Texas; (b) has all necessary licenses and corporate power and authority to own its assets and conduct its business as now conducted or presently proposed to be conducted; (c) has no subsidiaries other than those specifically disclosed on Schedule 2.1 of this Credit Agreement; and (d) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which it is or shall be doing business or in which the failure to so qualify and remain in good standing would or could have an adverse effect on its business or properties, the Collateral or Bank.

          2.2 Power and Authority; Enforceability. The execution, delivery and performance hereof are within Borrower’s corporate powers, have been duly and validly authorized and are not in contravention of the law or the terms of Borrower’s charter, by-laws or other incorporation papers, or of any indenture, agreement, or undertaking or any law, regulation or order to which Borrower is a party or by which it or any of its properties is or may be bound. Upon execution and delivery hereof, this Credit Agreement will be a valid and binding obligation of Borrower enforceable in accordance with its terms. This Credit Agreement, the Note and all other Loan Documents executed by Borrower have been validly executed and delivered by Borrower and constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally.

          2.3 Liens. Except for the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents in favor of Bank, Borrower is and, as to Accounts Receivable, Inventory and other Collateral arising or to be acquired after the date hereof, shall be the sole and exclusive owner of the Accounts, the Inventory and each and every other item of Collateral free from any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower shall defend the Accounts, the Inventory and each and every other item of Collateral and all Proceeds and products thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the interests of Bank.

          2.4 Payment of Taxes, Charges, Etc. Borrower will promptly pay all taxes or charges levied on or with respect to, and will at all times keep the Accounts, the Inventory and each and every other item of Collateral, free and clear of all liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever, other than the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents. Borrower agrees to take all actions that Bank may request to establish and maintain a valid title and security interest in the Accounts, the Inventory and each and every other item of Collateral, free and clear of all other liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever (other than the Permitted Liens), including, without limitation, the payment of any amounts, taxes, assessments, fees and/or charges necessary to perfect and note Bank’s interest in the same. If such amounts, taxes, assessments, fees and/or charges remain unpaid after the date fixed for the payment of same, or if any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance shall arise, or be claimed or asserted with respect to the Accounts, the Inventory or any other item of Collateral, Bank may, without notice to Borrower, pay such taxes, assessments, charges or claims, or take any and all other actions (including the payment of money) deemed desirable by Bank to remove any such lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower agrees that the amounts thereof, along with any amounts necessary to perfect and note Bank’s interest in any Collateral, shall be charged to Borrower’s Loan Account described herein and shall bear interest at the rate of interest borne by Borrower’s obligations under the Note.

          2.5 Restrictions on Transfer of Collateral. Borrower will not (and will not allow or suffer any other person or entity to) sell (except for the sale of Inventory in the normal and ordinary course of Borrower’s business), transfer, lease, convey or otherwise dispose of the Collateral, any portion thereof, or any interest therein (or any of the Proceeds thereof, including, without limitation, money, checks, money orders, drafts, notes, instruments, documents, chattel paper, Accounts, returns or repossessions) in an amount that exceeds $50,000 during any fiscal year, without Bank’s prior written consent.

          2.6 Reporting Requirements. Borrower will deliver to Bank, so long as any of the Liabilities shall remain outstanding, the following:

          (a) Quarterly, within fifteen (15) days after the end of each fiscal quarter or more often as Bank shall request, (i) detailed reports in form acceptable to Bank of all Borrower’s Accounts Receivable (including the aggregate balance of all Accounts) and accounts payable as of the last day of the immediately preceding fiscal quarter (or such shorter applicable period), and the period of time which has elapsed with respect to such Accounts Receivable and accounts payable since the invoice date with respect thereto (together with Borrower’s certification as to any counterclaims, offsets or contra-accounts with respect to any of Borrower’s Accounts); (ii) summaries of all of Borrower’s

Inventory as of the last day of the immediately preceding fiscal quarter (or such shorter applicable period), and the value thereof, and also accompanied by a completed and executed Accounts Receivable and Inventory Reconciliation Report substantially in accordance with Exhibit A hereto (herein referred to as a “Reconciliation Report”); and (iii) if requested by Bank, a copy of Borrower’s sales journal or invoice register for the immediately preceding calendar month (or such shorter applicable period) and the dates, amounts and Account Debtors with respect to such billings; provided, however, that all of the reports described in Sections 2.6(a)(i)(ii) and (iii) above and Section 2.6(b) below shall be delivered by Borrower to Bank within fifteen (15) days of the last day of each calendar month if at any time the Borrower’s excess availability under the Borrowing Base is less than $5,000,000 as calculated under the report attached hereto as Exhibit A;

(b) within 15 days after the end of each fiscal quarter, a duly completed Borrowing Base Certificate in form and substance acceptable to the Bank for the immediately preceding quarter;

          (c) if requested by Bank, when and as generated by Borrower, copies of all of Borrower’s invoices (or similar documents relating to the sales and leasing of Inventory or the provision of services), which such invoices (or similar documents) shall be in form satisfactory to Bank and shall specify the location at which the goods or services related thereto are to be delivered, installed and/or performed;

          (d) if requested by Bank, promptly (within one business day) upon any reduction or diminution in the face value of any Account Receivable greater than $5,000.00, Borrower shall advise Bank thereof and, if Bank requests, Borrower shall provide Bank with a signed writing explaining the circumstances resulting in such reduction;

(e) if requested by Bank, daily sales and invoice registers or journals reflecting, on a daily basis, the information described above;

          (f) if requested by Bank, contemporaneously with each and every remittance with respect to the Accounts Receivable and upon each deposit of funds to the remittances account maintained by and in the name of Bank (the “Remittances Account”), Borrower shall provide to Bank a report reflecting the amount of all such remittances and the Accounts with respect to which such remittances were made, together with copies of Borrower’s cash receipts journal reflecting such remittances; and

(g) such other documents, instruments, data or information of any type requested by Bank with respect to the Accounts Receivable, Inventory and any other Collateral.

          2.7 Additional Representations Regarding Accounts. At the time any Account becomes subject to a security interest in favor of Bank, said Account shall be a good and valid Account representing an undisputed, bona fide indebtedness incurred by the Account Debtor named therein, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale; or for services theretofore performed by Borrower with or for said Account Debtor; there shall be no set-offs, counterclaims, or disputes against any such Account except as indicated in some written list, statement or invoice furnished to Bank with reference thereto; and Borrower shall be the lawful owner of all such Accounts and shall have good right to subject the same to a security interest in favor of Bank. No such Account shall be sold, assigned, or transferred to any person other than Bank or in any way encumbered except to Bank, and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank. If any Account shall be in violation of (a) any one or more of the warranties expressed in this section or (b) any of the requirements to be an Eligible Account Receivable, it shall not be deemed an Eligible Account Receivable for purposes of this Credit Agreement.

          2.8 Additional Representations Regarding Instruments, Chattel Paper, Etc. At the time Borrower pledges, sells, assigns or transfers to Bank any instrument, document of title, security, chattel paper or other property, or any interest therein, Borrower shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such property shall have been pledged, sold, assigned or transferred to any person other than Bank or in any way encumbered (except for the Permitted Liens), and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank.

          2.9 Location of Collateral. Except for Inventory sold in the ordinary course of business, all Inventory and other tangible Collateral have always been, are and shall continue to be kept at Borrower’s locations as reflected in Schedule 2.9 of this Credit Agreement, unless Borrower shall have provided written notice to Bank within 10 days following the establishment of any new location.

          2.10 Location of Records. All records of Borrower pertaining to Accounts Receivable, general intangibles and contract rights have always been, are and shall continue to be kept at Borrower’s chief executive office as noted on the first page of this Credit Agreement.

          2.11 Additional Representations Regarding Financial Statements. Subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank to induce it to enter into this Credit Agreement, to extend credit from time to time hereunder, or otherwise furnished in connection herewith, do or shall fairly represent in all material respects the financial condition of Borrower (or other persons or entities, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with GAAP consistently applied, and all other information, reports and other papers and data furnished to Bank shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter.

          2.12 Possession of and Insurance on Equipment. With respect to any and all equipment which may now or hereafter constitute Collateral hereunder, Borrower shall maintain possession of same, keep the same in good repair, and maintain casualty insurance on the same naming Bank as additional insured and lender loss payee under a lender loss payee endorsement.

          2.13 Borrower’s Names and Offices. Borrower’s name, chief executive office and principal place of business are as set forth on the first page of this Credit Agreement, except as otherwise disclosed in writing to Bank. Borrower will promptly advise Bank in writing sixty

(60) days prior to any change in Borrower’s name, place of organization, organizational identification number, chief executive office or principal place of business.

          2.14 Additional Representations Regarding Absence of Defaults Under Other Agreements. Borrower is not now and will not be in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

          2.15 Indemnification. In the event (a) any of Borrower’s warranties or representations shall prove to be false or misleading; (b) any Account Debtor in judicial proceeding, shall assert against Bank or any of its officers, employees, directors, managers or agents a claim or defense arising out of any transaction between the Account Debtor and Borrower; or (c) Borrower or any other person or entity shall assert against Bank or any of its officers, employees, directors, managers or agents a claim or defense arising out of or relating to any of the Collateral, the Liabilities or any of the Loan Documents, Borrower agrees to indemnify and hold Bank harmless from and against any liability, judgment, cost, attorneys’ fees or other expense whatsoever arising therefrom.

          2.16 Taxes, Charges and Expenses Incurred with Respect to Revolving Line. Borrower will pay any and all taxes (with the exception of taxes measured by income), charges and expenses of every kind or description paid or incurred by Bank under or with respect to the Revolving Line, the Loan Documents, any advances hereunder or any Collateral therefor or the collection of or realization upon the same. Borrower hereby authorizes Bank to debit such and all other taxes, charges and expenses provided for in this Credit Agreement (including, without limitation, those taxes, charges and expenses for which Borrower is liable under Section 12) to Borrower’s Loan Account.

          2.17 Patents, Copyrights, Trademarks and Licenses. With exception to such items as are specified in Schedule 2.17 attached hereto and made a part hereof, none of the Collateral is patented, copyrighted, copyrightable, licensed or trademarked by Borrower or incorporates or is subject, in whole or part, to any copyright, license, patent or trademark in favor of Borrower or any of its affiliates. Prior to the time any Collateral is copyrighted, licensed, patented or trademarked or incorporates or is subjected, in whole or in part, to any copyright, license, patent or trademark, Borrower shall notify Bank and shall take (or cause to be taken) all actions necessary to preserve the perfection and priority of Bank’s security interest in such Collateral.

          2.18 Judgments/Actions. There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower’s knowledge after due inquiry, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Borrower or any guarantor which do or could materially affect the business, properties, prospects, financial condition, earnings, results of operations or earnings capacity of Borrower or any guarantor or which question the validity of the Revolving Line or any of the Loan Documents, or any action or instrument contemplated by any of them, except as specified in Schedule 2.18 attached hereto and made a part hereof for all purposes.

          2.19 Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying “margin” stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), as amended from time to time (“Regulation U”). No part of the proceeds of any advance under the Revolving Line shall be used directly or indirectly for the purpose of purchasing, acquiring, carrying, financing or refinancing the purchase of any “margin stock” as defined in and contemplated by Regulation U or for any other purpose which would constitute “purpose credit” under Regulation U. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

          2.20 No Untrue Statements or Omissions. Neither this Credit Agreement, nor any document, certificate, or statement furnished (or to be furnished) to Bank by or on behalf of Borrower pursuant to or in connection with this Credit Agreement contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to Borrower that materially and adversely affects, or will materially and adversely affect, the assets, business, operations, or condition of Borrower that has not been specifically set forth in this Credit Agreement or otherwise disclosed by Borrower to Bank in writing.

          2.21 Bankruptcy. Borrower is and at all times shall remain solvent as defined under applicable Texas state law and the federal bankruptcy code and is not now and has not been in the past three (3) years a debtor under any title of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq.

          2.22 Organizational Identification Number, Etc. The number assigned by the State of Texas as Borrower’s organizational identification number is 0024967800; and Borrower understands that the organizational identification number above is not Borrower’s federal or state tax or employer identification number. The Revolving Line is being obtained and the Collateral is being used, held or acquired for business purposes.

Nothing in this Section 2 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 3. Inspection of Records; Further Assurance.

          Borrower shall at reasonable times and from time to time allow Bank, by or through any of its officers, managers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower’s books and records; (ii) analyze Borrower’s financial statements; (iii) arrange for verification of Borrower’s Accounts Receivable, Inventory, Eligible Accounts Receivable and Eligible Inventory under reasonable procedures, directly with Account Debtors or by other methods; and (iv) inspect, review and audit Borrower’s Inventory and other Collateral at any time during normal business hours, without prior notice to Borrower. Borrower shall allow, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, agreements and instruments which Bank may require more completely to vest in and assure to Bank its rights hereunder and in any Collateral and to assure that Borrower’s Loan Account balance does not exceed Borrower’s availability hereunder.

Nothing in this Section 3 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 4. Security Interest of Bank in Collateral.

          4.1 Collateral. As security for the payment and performance of all Liabilities, Bank shall have and Borrower hereby assigns to Bank and grants to Bank a continuing lien on, security interest in and right of set-off against the following described property and rights:

          All of Borrower’s assets, including but not limited to:

(a) Accounts and Accounts Receivable;

(b) Inventory, equipment, machinery, furnishings and furniture, wheresoever the same may be located;

          (c) contract rights, investment property, chattel paper, electronic chattel paper and software, commercial tort claims, deposit accounts, letter of credit rights, health-care-insurance receivables, documents, documents of title, warehouse receipts, bills of lading, notes, notes receivable, instruments, general intangibles and payment intangibles;

          (d) licenses, patents, tradenames, trademarks and copyrights and any and all licenses and other rights to use, incorporate, license, sell and/or assign any licenses, patents, tradenames, trademarks and copyrights and any property incorporating any of the foregoing, together with all applications for registration and registrations obtained for any of the foregoing, and all renewals and/or extensions thereof, rights to sue for infringements and all other rights corresponding thereto, and all related licenses and royalties, and all further or other property that pertains, incorporates or relates to or emanates or derives from any license, patent, tradename, trademark or copyright and/or the ownership, use, possession, transfer, or licensing thereof (whether as licensor or licensee) and any property which embodies or incorporates any of the foregoing, and all proceeds, products, rents, issues, royalties, profits and returns of and from any of the foregoing, and all related rights and property (collectively referred to as “Intellectual Property”);

          (e) goods, instruments, notes, notes receivable, documents, documents of title, warehouse receipts, bills of lading, certificates of title, policies and certificates of insurance, securities, investment property, chattel paper, deposits, cash and other property which are now or may hereafter be in the possession of or deposited with Bank, or which are otherwise assigned to Bank, or as to which Bank may now or hereafter control possession by documents of title or otherwise; and

          (f) substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products of, for and to any and all of the foregoing, including, without limitation, any and all insurance and tort proceeds, and any and all such substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products in the form of any of the property described or referenced in (a) through (e) above, whether now or hereafter owned, existing, created, arising or acquired.

          4.2 Security Interest in Collateral Created/Acquired Hereafter. No submission by Borrower to Bank of any schedule or other particular identification of Collateral shall be necessary to vest in Bank a security interest in each and every item of Collateral now existing or hereafter created or acquired, but rather, such security interest shall vest in Bank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by Borrower or Bank; provided, however, that Borrower shall execute such other and additional documents, instruments and agreements as requested by Bank to evidence the security interests contemplated hereby. In addition to and without limiting any other rights and remedies of Bank arising under this Credit Agreement and/or applicable law, Borrower hereby grants, assigns and transfers to Bank a fully-paid, royalty-free, perpetual, non-exclusive, unrestricted license to use, sell, assign, modify, reproduce, distribute, license and sublicense any copyright, patent, tradename, trademark or license and other Intellectual Property constituting Collateral and any goods and other property incorporating any of the foregoing which Bank may exercise at any time upon or after the occurrence of a default or event of default under this Credit Agreement or any of the other Loan Documents without further action, consent or approval of Borrower; unless the Borrower is not permitted to assign such collateral under the terms and conditions governing the Borrower’s use of such collateral.

          4.3 Further Assurances. To the extent allowable under applicable law, the Uniform Commercial Code of Texas shall govern the security interests provided for herein. In connection therewith, Borrower (at Borrower’s expense) shall take such steps and execute, deliver and file (as applicable) (or cause the execution, delivery and filing (as applicable) of) such financing statements, continuation statements, agreements (including, without limitation, security agreements and landlord, creditor and mortgagee subordination agreements), documents, and papers (all in form and substance acceptable to Bank) as Bank may from time to time request to perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents. Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank’s sole judgment, are necessary to be executed, endorsed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law. Without limiting any of Bank’s rights and remedies under law or any other provisions of this Credit Agreement or any of the other Loan Documents, Borrower authorizes the filing by Bank of any and all financing statements in any and all jurisdictions Bank deems necessary or appropriate to perfect Bank’s security interest in the Collateral and/or any other property.

          4.4 Additional Further Assurances. If, by reason of location of Borrower, the Collateral or otherwise, the creation, validity, or perfection of security interests provided for herein are governed by law other than the Uniform Commercial Code of Texas, Borrower shall take such steps and execute and deliver such documents, agreements, papers and financing statements as Bank may from time to time request to comply with the Uniform Commercial Code, or other laws of Texas or other states or jurisdictions, each as applicable. Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank’s sole judgment, are necessary to be executed, endorsed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law.

          4.5 Restrictions on Pledging, Mortgaging Collateral. Except for the Permitted Liens, Borrower shall not pledge, mortgage, or create or suffer to exist a security interest in any of the Collateral or any Proceeds or products thereof, or sell, assign, or create a security interest in any of the Collateral or any Proceeds or products thereof in favor of any person other than Bank unless such security interest is expressly subordinated to Bank’s security interest therein and Bank has approved in writing the existence and status of such security interest.

Nothing in this Section 4 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 5. Collection of Accounts Receivable.

          5.1 Collection and Application of Proceeds; Notifying Account Debtors. Until Bank requests that Account Debtors on Accounts Receivable of Borrower be notified of Bank’s security interest therein, Borrower shall continue to collect such Accounts Receivable. Borrower shall notify Bank of any collections received and shall hold the same in trust for Bank without commingling the same with other funds of Borrower and shall turn the same over to Bank immediately upon receipt in the identical form received. All Account payments and other Proceeds transmitted to Bank via any lock-box, by Borrower or otherwise, will be handled and administered in and through a remittance or special account; the maintenance of any such account shall be solely for the convenience of Bank, and Borrower shall not have any right, title, or interest in or to any such account or in the amounts at any time appearing to the credit thereof. Bank may apply and credit Account payments and other Proceeds transmitted to or otherwise received by Bank via any lock-box, by Borrower or otherwise, against the outstanding balance in Borrower’s Loan Account or any other Liabilities; however, Bank shall not be required to credit Borrower’s Loan Account or any other Liabilities with the amount of any check or other instrument constituting provisional payment until Bank has received final payment thereof at its office in cash or solvent credits accepted by Bank. In addition, Borrower shall notify the Account Debtors of the security interest of Bank in any Account and shall instruct Account Debtors to remit payments directly to Bank by way of a Compass Bank lock-box (to be identified by Bank), and Bank may itself at any time so notify and instruct Account Debtors.

          5.2 Collection of Accounts. Borrower (i) shall (a) deliver any instrument or chattel paper evidencing or constituting an Account to Bank, and (b) use its best efforts to collect its Accounts in a commercially reasonable manner; and (ii) agrees that no court action or other legal proceeding or garnishment, attachment, repossession of property, detinue, sequestration or any other attempt to repossess any merchandise covered by an Account shall be attempted by Borrower except by or under the direction of competent legal counsel. Borrower hereby agrees to indemnify and hold Bank harmless for any loss or liability of any kind or character which may be asserted against Bank by virtue of any suit filed, process issued, or any repossession or attempted repossession done or attempted by Borrower or by virtue of any other actions or endeavors which Borrower may make to collect any Accounts or repossess any such merchandise, EXCEPT AS A RESULT OF BANK’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Nothing in this Section 5 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 6. Additional Affirmative Covenants.

          Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

          6.1 Financial Statements and Other Information. Borrower shall submit or cause to be submitted to Bank (i) Borrower’s internally prepared quarterly financial statements on a consolidated and consolidating basis within forty-five (45) days after the close of each fiscal quarter in each fiscal year, including a balance sheet as of the close of such period, an income statement, and such other statements containing financial information which Bank reasonably may require, prepared in accordance with GAAP and attested to by an authorized officer of Borrower; (ii) Borrower’s audited fiscal year-end financial statements (in form, preparation and substance acceptable to Bank) on a consolidated and consolidating basis within ninety (90) days after the close of each of its fiscal years, including a balance sheet as of the close of such period, an income statement, a reconciliation of stockholders’ equity, and a statement of cash flows, all certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with GAAP; (iii) each guarantor’s annual financial statements within ninety (90) days after the close of each of Borrower’s fiscal years; (iv) together with each delivery of financial statements required above, the compliance certificate of Borrower substantially in the form of Exhibit B hereto signed by a Responsible Officer of Borrower stating, among other things, that no event has occurred which constitutes an event of default or would constitute an event of default but for the requirement that notice be given, or time elapse or both, under any loans, notes, debentures, bonds, leases, or other obligations of Borrower then outstanding, including, but not limited to, this Credit Agreement (such certificate shall publish the accounting calculations used to determine compliance or noncompliance with Borrower’s financial obligations and financial covenants, including those provided in this Credit Agreement), or, if any such event of default or defaults exists, specifying the nature thereof; (v) if requested by Bank, copies of Borrower’s consolidated annual tax returns (and all related schedules, forms and attachments) within thirty (30) days following the filing thereof with the Internal Revenue Service; (vi) an annual budget of Borrower, in a monthly format (in form and content satisfactory to Bank in its sole discretion), consisting of a balance sheet and related statements of income, retained earnings, and cash flow, to be provided within thirty (30) days prior to the year end for the upcoming year; (vii) an annual capital expenditure budget; and (viii) such other financial and related information when and as requested by Bank regarding Borrower, the Collateral and any endorser, guarantor or surety of any of the Liabilities of Borrower to Bank.

          6.2 Insurance. Borrower shall (i) maintain insurance (written by insurance companies acceptable to Bank) in form, amount and substance acceptable to Bank, including, without limitation, extended multi-peril hazard, worker’s compensation, general liability insurance and insurance upon Borrower’s property, all facets of its businesses and all the

Collateral; (ii) furnish to Bank, upon request, a statement of the insurance coverage; (iii) use its best efforts to protect and preserve the Collateral and shall obtain other or additional insurance promptly, upon request of Bank, to the extent that such insurance may be available; and (iv) cause Bank to be named as an additional insured and a lender loss payee as to all insurance covering Collateral, pursuant to endorsements in form and substance acceptable to Bank. All insurance proceeds, payments and other amounts paid to or received by Bank under or in connection with any and all such policies may be retained by Bank in whole or part as additional Collateral for the Liabilities and/or, at Bank’s option, be applied in whole or part to the payment of such of the Liabilities as shall then be due and/or, at Bank’s option, be held (in a remittance or other special account in which neither Borrower nor any guarantor shall have an interest) for application to Liabilities not yet due and be applied to such Liabilities as and when the same shall come due, in such order as Bank may determine in its sole discretion. All insurance policies shall provide for a minimum of ten (10) days’ written cancellation notice to Bank and, at Bank’s request, all such policies shall be delivered to and held by Bank. In the event of failure to provide and maintain insurance required by this Credit Agreement, Bank may, at its option, provide such insurance and charge the costs and expenses incurred to Borrower’s Loan Account. Bank is hereby made attorney-in-fact for Borrower to (i) obtain, adjust, and settle, in its sole discretion, such insurance, and (ii) endorse any drafts or checks issued in connection with such insurance.

          6.3 Compliance with Laws. Borrower does and shall at all times while any Liabilities remain unsatisfied comply with all applicable laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower, any of its property, the Collateral or any part thereof, and shall immediately notify Bank of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations. Without limitation to the generality of the foregoing, Borrower shall comply, and cause to be complied, with all laws, governmental standards and regulations applicable to Borrower or any Collateral in respect of occupational health and safety, toxic and hazardous waste and substances and environmental matters. Borrower promptly shall notify Bank of receipt of any notice of any actual, alleged or asserted violation of any such law, standard or regulation. Borrower hereby agrees to indemnify, defend and hold Bank harmless from all loss, cost, damage, claim and expense incurred by Bank on account of Borrower’s breach of any representation, warranty or requirement of this Section, Borrower’s failure to perform the obligations of this Section, and/or Borrower’s or any Collateral’s violating any applicable laws, ordinances, rules or regulations, including, without limitation, any environmental or occupational health and safety laws or regulations. This indemnification shall survive the closing of the Revolving Line, payment of the Revolving Line and the exercise of any right or remedy under any of the Loan Documents. Borrower represents that there are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements involving Borrower or any Collateral.

          6.4 Fixed Charge Coverage Ratio. Borrower shall maintain a minimum Fixed Charge Coverage Ratio of 1.25 to 1.00, which ratio shall be measured on a quarterly basis at the end of each fiscal quarter, or more frequently if financial statements are required more frequently under Section 6.1 hereof. Borrower’s Fixed Charge Coverage Ratio shall be defined as the quotient of (i) for the twelve month period then ending, the sum of (a) (1) Borrower’s earnings before interest, tax, depreciation and amortization expenses (“EBITDA”), plus (2) all non-cash charges and expenses as provided by GAAP standards plus (3) Borrower’s rent expenses paid, plus (4) management fees paid to Zunicom, Inc. (“Zunicom”) less (b) the sum of (1) Borrower’s dividends paid, plus (2) Borrower’s cash taxes and distributions to Zunicom or other related parties plus (3) non-financed capital expenditures; divided by (ii) the sum of (a) Borrower’s regularly scheduled payments of principal to be paid during the next twelve month period, plus (b) Borrower’s capital lease obligations to be paid over the next twelve month period, plus (c) Borrower’s interest expense paid during the twelve month period then ending, plus (d) Borrower’s rent expenses paid during the twelve month period then ending, plus (e) Management Fees paid to Zunicom during the twelve month period then ending. Borrower shall provide Bank with full cooperation with respect to all tests hereunder.

          6.5 Funded Debt to EBITDA. Borrower shall maintain a Funded Debt to EBITDA Ratio of no more than 3.50 to 1.00, which ratio shall be measured on quarterly basis at the end of each fiscal quarter, or more frequently if financial statements are required more frequently under Section 6.1 hereof. Borrower’s Funded Debt to EBITDA Ratio shall be defined as the quotient of Funded Debt divided by EBITDA. Borrower shall provide Bank with full cooperation with respect to all tests hereunder.

          6.6 Fees. In consideration of Bank’s commitment to make advances on the Revolving Line and Bank’s incurring certain administrative expenses, Borrower agrees to and shall pay to Bank (i) a non-refundable credit facility fee in the amount of $17,500.00 due and payable at closing; and (ii) a letter of credit fee equal to one and one half percent (1.50%) of the amount of any letters of credit requested to be issued by Bank for the benefit of Borrower hereunder, such amount(s) to be paid annually; and (iii) quarterly (or more often as may be required by the terms below), in arrears, an unused line fee (calculated as set forth below on the basis of a 360-day year) beginning to accrue on the date hereof with the first payment due on September 30, 2007, and payments thereafter due on the last day of each succeeding calendar quarter (and on the Maturity Date (or on any other date when advances under the Revolving Line are terminated and the amount outstanding under the Revolving Line is paid in full)) equal to the product of (a) 0.25% of the average Unused Availability under the Revolving Line for the calendar quarter or portion thereof preceding such payment and (b) the number of days elapsed since the latter of the date hereof or the date of the last such payment under this Section (if any), divided by 360. For purposes of this Section, “Unused Availability” shall mean and refer to the amount by which $30,000,000.00 exceeds the average balance of Borrower’s Loan Account for such period. Borrower further agrees to pay any fee imposed by Bank pursuant to the Loan Documents including, but not limited to the fees set forth in Section 11 or Section 12 herein.

          6.7 Notification of Defaults, Suits, Etc. Promptly after the same shall have become known to Borrower, Borrower shall notify Bank in writing of (i) any default or event of default under any of the Loan Documents, (ii) any material change in Borrower’s financial condition and/or prospects and/or (iii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, might impair the ability of Borrower to perform its obligations under the Loan Documents, impair the ability of Borrower to carry on its business substantially as now conducted, or which might materially affect the business, operations, properties, assets or condition, financial or otherwise, of Borrower.

          6.8 Deposit Account. So long as any Liabilities are outstanding, Borrower shall establish and maintain its primary deposit accounts with Bank.

          6.9 Lockbox Accounts. During the term of this Credit Agreement, all of the Borrower’s Accounts Receivable shall continue to be deposited into a lockbox account maintained with Bank.

Nothing in this Section 6 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 7. Additional Negative Covenants.

          Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

          7.1 Liens. Borrower shall not create or permit the creation of any lien upon any of the Collateral except for Permitted Liens and the security interests granted to Bank under the Loan Documents.

          7.2 Borrowings; Permitted Indebtedness. Except for borrowings under the Revolving Line, Borrower shall not borrow any money other than (i) Subordinated Debt existing of this Credit Agreement (but only to the extent such borrowings and loans shall be fully subordinated hereto) or (ii) for trade credit in the ordinary course of business, without Bank’s prior written consent. Except in favor of Bank, Borrower shall not guarantee, endorse or assume, either directly or indirectly, any indebtedness of any other corporation, person, or entity.

          7.3 Dividends. Borrower shall not pay, make or declare any dividends, distributions, or other similar payments, or make any other advances of any nature whatsoever, to Borrower’s directors, managers, officers, employees, owners, parent, members, affiliates, subsidiaries or other related persons or entities, without Bank’s prior written consent, except that the Borrower shall be permitted to declare dividends to its shareholders in the ordinary course of business. Unless dividends or distributions are made with the Bank’s prior written consent and are made to all shareholders, no additional dividends or distributions shall be made to Zunicom. Borrower shall not redeem, purchase or in any manner acquire any of its outstanding shares without Bank’s prior written consent.

          7.4 Capital Expenditures. Borrower and its subsidiaries, on a consolidated basis, shall not make aggregate capital expenditures or contracts for capital expenditures, unless financed under this Credit Agreement.

          7.5 Acquiring Assets, Etc. of Other Entities. Borrower shall not purchase or acquire, directly or indirectly, any shares of stock, any substantial part of the assets of, any interest in, evidences of indebtedness, loans or other securities of any person, corporation or other entity, without Bank’s prior written consent; provided, however, that Borrower shall be permitted to make acquisitions that do not exceed an amount of $7,500,000 for each acquisition and an aggregate amount of $20,000,000 during the term of this Credit Agreement. To the extent any such acquisitions are made, the acquired entity’s EBITDA may be considered for purposes of calculating the financial covenants contained in this Credit Agreement at the Bank’s discretion. Both prior to and following any acquisition permitted by this Section 7.5, the Borrower shall remain in compliance with this Credit Agreement, including all financial covenants, and shall provide the Bank with pro forma information demonstrating such compliance prior to any such acquisition.

          7.6 Dissolution, Mergers, Change in Nature. Borrower shall not (i) liquidate, discontinue or materially reduce its normal operations with intention to liquidate; (ii) cause, allow or suffer to occur (a) the merger or consolidation of or involving Borrower with or into any corporation, partnership, or other entity, or (b) the sale, lease, transfer or other disposal of all or any substantial part of its assets, or any of its Accounts Receivable; (iii) acquire any corporation, partnership or other entity (or any interest therein), whether by stock or asset purchase or acquisition or otherwise, without the prior written consent of Bank; (iv) enter into any lease which could be characterized as a capitalized lease; or (v) cause, allow, or suffer to occur any change in the management, nature, control or corporate structure of Borrower without the prior written consent of Bank.

          7.7 Subordinated Debt. Borrower shall not (a) make any payment upon or (b) change any terms governing any Subordinated Debt described in any subordination agreement delivered to Bank, except as otherwise provided in such subordination agreement(s).

          7.8 Loans to Related Parties and Affiliates. Except as otherwise specified herein or otherwise agreed and consented to by Bank, Borrower shall not make, extend or allow to remain outstanding any loans or advances to or investments in Borrower’s affiliates, parent, subsidiaries, owners, directors, employees, members, officers, managers or other related persons or entities that cause or would cause a violation or a further violation of any of the covenants, terms or conditions of Section 6 or Section 7 of this Credit Agreement. No additional loans shall be made to Zunicom, and the terms of all existing loans made to Zunicom shall not be changed without the Bank’s prior written consent.

          7.9 Material Contract. Borrower shall not permit the Brinks Home Security contract with Borrower to be cancelled or to fail to be renewed, and shall not permit any modification of such contract without the Bank’s prior written consent.

SECTION 8. Conditions Precedent to Credit Extensions.

          8.1 Conditions of Initial Credit Extension. The obligation of Bank to make its initial credit extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) Bank’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance satisfactory to Bank and its legal counsel:

(i) executed counterparts of this Credit Agreement, sufficient in number for distribution to Bank and Borrower;

(ii) the Note executed by Borrower;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower as Bank may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which Borrower is a party;

          (iv) such documents and certifications as Bank may reasonably require to evidence that Borrower is duly organized or formed, and that Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(v) a duly completed initial Reconciliation Report;

(vi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(vii) an executed Amended and Restated Creditors’ Subordination Agreement executed by Zunicom; and

(viii) such other assurances, certificates, documents, consents or opinions as Bank reasonably may require.

(b) Any fees required to be paid on or before the closing date shall have been paid.

          (c) Borrower shall have paid all costs and expenses of Bank (including attorneys’ fees) to the extent invoiced prior to or on the closing date, plus such additional amounts of costs and expenses as shall constitute its reasonable estimate of costs and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Bank).

          8.2 Conditions to all Credit Extensions. The obligation of Bank to make any credit extension is subject to the following conditions precedent:

          (a) The representations and warranties of Borrower and each other Loan Party contained in Section 2 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such credit extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 8.2, the representations and warranties contained in Section 2.11 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1.

(b) For any advance that is an advance related to a capital expenditure, documentation regarding the use of such advance and the relevant capital expenditure shall have been provided to the Bank.

(c) No Default shall exist, or would result from such proposed credit extension.

SECTION 9. Events of Default; Acceleration.

          Any or all of the obligations, indebtedness and liabilities of Borrower to Bank, including, without limitation, the Liabilities, shall be, at the option of Bank and notwithstanding any time or credit allowed by any of the Loan Documents or any other document, agreement or instrument evidencing any of the Liabilities, immediately due and payable without notice or demand, and the obligation of Bank to make advances hereunder shall immediately cease and terminate upon and after the occurrence of any of the following events of default:

          (a) default in the payment or performance, when due or payable, of any of the Liabilities of Borrower or any liability or obligation (whether now or hereafter existing, arising or incurred, direct or indirect, conditional or unconditional) of any endorser, guarantor, or surety for any of the Liabilities of Borrower to Bank;

          (b) failure by Borrower, any guarantor or any other person or entity, as applicable, to (i) pay or perform any act or obligation imposed hereby or by any of the other Loan Documents, or (ii) comply with any of the terms, conditions, warranties, covenants or requirements contained or referenced herein or in one or more of the other Loan Documents;

          (c) failure of Borrower or any other person or entity, as applicable, to pay when due (i) any tax or (ii) any premium on any (a) insurance policy assigned to Bank, or (b) any insurance covering any Collateral;

          (d) if any warranty or representation contained herein shall prove false or misleading or if Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank made or makes any other misrepresentation to Bank for the purpose of obtaining credit or any extension of credit;

          (e) failure of Borrower or any endorser, guarantor, or surety for any of the Liabilities of Borrower to Bank to furnish financial information or to permit the inspection of the books or records or Collateral of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

          (f) issuance of an injunction or attachment against property of, the general assignment by, judgment against or filing of a petition in bankruptcy by or against Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; the filing of an application in any court for a receiver for Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; or the death, dissolution, incapacity or liquidation of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(g) calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of

          Borrower or by, for or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(h) bankruptcy or Insolvency of Borrower or of any of Borrower’s owners, or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(i) any change in the management, nature, control or structure of Borrower without the prior written consent of Bank;

(j) failure of Borrower or any other person or entity, as applicable, to maintain any insurance required hereunder and/or assigned or pledged to Bank in connection herewith;

          (k) occurrence or continuation of any default or event of default by or attributable to Borrower under or in connection with any mortgage, lease, security agreement, note, bond, indenture, loan agreement or similar instrument or agreement to which Borrower is now or may hereafter be a party or by which Borrower or any of its property (including, without limitation, the Collateral) is now or may hereafter be bound or affected;

(l) fraud or misrepresentation by or on behalf of Borrower or any guarantor in its transactions with Bank;

          (m) such a change in the condition or affairs (financial or otherwise) of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank or of the Collateral or any other source of repayment of or security for any of the Liabilities which, in the opinion of Bank, impairs Bank’s security or increases its risk;

          (n) any breach or violation of or failure to abide by any warranty, covenant, term or provision of this Credit Agreement, the Note or any of the other Loan Documents; Bank’s not obtaining or maintaining a first perfected security interest in any of the Collateral; or the termination, cancellation or revocation of any of the Loan Documents without Bank’s consent or the determination by Bank that any of the Loan Documents is void, voidable or unenforceable;

(o) a judgment against Borrower remaining unpaid, unstayed or undismissed for a period of more than ten (10) days;

          (p) Borrower discontinuing doing business for more than five (5) consecutive calendar days during any year for any reason, unless such discontinuation is caused by a force majeure or other significant disruption in the financial and business markets that is beyond the Borrower’s control; or

(q) any default or event of default under the Note or any of the other Loan Documents.

          It is expressly understood and agreed that neither (a) the provisions above or any of the other terms of any of the Loan Documents nor (b) Borrower’s or any other person’s compliance or non-compliance with this Credit Agreement or any of the other Loan Documents shall abrogate or restrict Bank’s right to demand payment in full of the Revolving Line and all other Liabilities at any time in Bank’s sole discretion.

SECTION 10. Power to Sell or Collect Collateral.

          Upon the occurrence of any of the above events of default and at any time thereafter, Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code of Texas (regardless of whether the Uniform Commercial Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession and dispose of the Collateral, and for that purpose Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and/or store the same on such premises for a reasonable time pending disposition under the terms of this Credit Agreement or applicable law. Bank may require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or is of a type customarily sold on a recognized market, Bank shall give to Borrower at least five (5) days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Bank may, at any time, in its discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income therefrom and hold the same as security for the Liabilities or apply it on principal, interest, charges or expenses due on Liabilities in any manner deemed appropriate by Bank. Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon Collateral as Bank may determine, whether or not Liabilities or Collateral are then due, and Bank may receive, open and dispose of mail addressed to Borrower and sign and endorse notes, checks, drafts, money orders, certificates and documents of title and related forms or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of Borrower as Borrower’s attorney-in-fact for such purpose. Bank may apply Collateral and the Proceeds from any Collateral against the Liabilities secured hereby in any manner deemed appropriate by Bank. The enumeration of the foregoing rights is not intended to be exhaustive, and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. As against the obligations secured hereby, Borrower hereby expressly waives all claims and all rights to claim any exemptions, both as to personal and real property, allowed or allowable under the Constitution or laws of the United States, the State of Texas or any other jurisdiction. Any notice to Borrower of sale, disposition or other intended action by Bank, required by law to be given to Borrower, sent to Borrower at the address of Borrower shown on the first page of this Credit Agreement or at such other address of Borrower as may from time to time be shown on Bank’s records, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower. Bank may resort to any security given by this Credit Agreement or to any other security now existing or hereafter given to secure the payment of Borrower’s Liabilities, in whole or in part, and in such portions and in such order as may seem best to Bank in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Credit Agreement or any of the other Loan Documents. Bank may, at all times, proceed directly against Borrower to enforce payment of Borrower’s Liabilities and shall not be required first to enforce its rights in the Collateral or any other security granted to it. Bank shall not be required to take any action of any kind to preserve, collect, or protect Bank’s or Borrower’s rights in the Collateral or any other security granted to Bank.

SECTION 11. Set Off.

          Bank and any participant and any holder of all or any part of the Liabilities are given hereby as additional security for all Liabilities a continuing lien and security interest in and upon any and all moneys, securities and other property of Borrower and the Proceeds thereof, now or hereafter held or received by or in transit to Bank (or such participant or holder) from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Bank (or such participant or holder) at any time existing, and upon the occurrence of an event of default hereunder, Bank (or such participant or holder) may apply or set off the same against the Liabilities secured hereby or by any of the other Loan Documents in any manner deemed appropriate by Bank (or such participant or holder). Borrower agrees that any other person or entity purchasing a participation from Bank may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such person or entity were the direct creditor of Borrower in the amount of such participation.

SECTION 12. Waivers.

          Borrower waives demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Credit Agreement, and notice of advances and loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Liabilities and Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any or all of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable. Bank shall have no duty as to the collection or protection of any or all of the Collateral or any income therefrom, nor as to the preservation of any rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of Collateral in its possession. Bank may exercise its rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for the Liabilities. Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by Bank. No course of dealing and no delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Bank with respect to Liabilities or Collateral, whether evidenced hereby, by any of the other Loan Documents or by any other instrument or paper, shall be cumulative and may be exercised singularly or concurrently. Bank reserves the right to assess and collect a fee in connection with any agreement by Bank to waive the violation of any covenant contained in the Loan Documents or to waive or forego its rights and remedies upon the occurrence of an event of default. This section shall not in any respect obligate Bank to waive the violation of any covenant or to forego its rights and remedies upon the occurrence of an event of default, which Bank may or may not do in its sole discretion.

SECTION 13. Expenses; Proceeds of Collateral.

          Irrespective of whether the proceeds of the Revolving Line are disbursed, Borrower shall pay all fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, recording costs and taxes (except taxes measured by Bank’s income) incurred by Bank or Borrower from time to time in connection with the preparation and closing, filing, administration, amendment and modification of the Revolving Line, this Credit Agreement, the Note, and the other Loan Documents and those documents and instruments associated with the perfection and creation of the security interests and other rights granted pursuant hereto or pursuant to any of the other Loan Documents and Bank’s selling, negotiating, documenting and/or enforcing participations in the Revolving Line and the Loan Documents. Borrower shall pay to Bank on demand any and all such fees and expenses incurred or paid by Bank, together with any and all fees, expenses and costs (a) of collection or (b) otherwise incurred or paid by Bank in protecting, enforcing or realizing its rights upon or with respect to any of the Liabilities, the Loan Documents or the Collateral (including, without limitation, reasonable counsel fees, including, without limitation, those incurred in connection with any appeal or any bankruptcy proceedings). After deducting all of said fees and expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the Liabilities and interest, charges and expenses constituting or related to the Liabilities in such order of preference as Bank may determine, proper allowance for Liabilities not then due being made, and, to the extent allowed by law, without limiting any of Borrower’s or any guarantor’s obligations or any of Bank’s rights under the Loan Documents, Borrower and guarantors shall remain liable for any deficiency. In addition and without limiting the foregoing, Borrower shall pay and shall indemnify Bank for all fees, losses, costs and expenses incurred by Bank in connection with the letters of credit and/or the letters of credit documents, including, without limitation, legal fees and expenses, arising from or related to the letters of credit and/or the letters of credit documents.

SECTION 14. Duration; Extension.

          The Revolving Line shall terminate on the Maturity Date, at which time all principal, interest, charges and expenses outstanding hereunder, under the Note or under any of the other Loan Documents shall be due and payable in full unless due sooner under the terms of the Note, this Credit Agreement or any of the other Loan Documents. It is understood that any extension hereof may require a revision of certain provisions of this Credit Agreement. No modification or amendment of this Credit Agreement or extension of the Maturity Date shall be effective unless placed in writing and duly executed by Bank and Borrower. It is expressly agreed that this Credit Agreement shall survive the maturity or termination of the Revolving Line in all respects necessary for Bank to exercise its rights and remedies hereunder and with respect to the Collateral. The maturity or termination of the Revolving Line shall in no way affect any transactions entered into or rights created or obligations incurred prior to such maturity or termination; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded and/or liquidated. Without limitation to the generality of the foregoing, such maturity or termination shall not release nor diminish any of (i) Borrower’s obligations and agreements, or (ii) Bank’s rights and remedies arising hereunder or in connection herewith until full and final payment and performance of all of the Liabilities. This Credit Agreement shall be a continuing agreement in every respect.

SECTION 15. General.

          Any demand upon or notice to Borrower that Bank may elect to give shall be effective (i) upon delivery if such notice is given personally, or (ii) upon the third day following the date of dispatch if deposited in the mails, addressed to Borrower at the address noted on the first page of this Credit Agreement or, if Borrower has notified Bank in writing of a change of address, to Borrower’s last address so notified, or (iii) upon receipt if by facsimile, telecopy, or email. Demands or notices addressed to Borrower’s address at which Bank customarily communicates with Borrower shall also be effective. If at any time or times by assignment or otherwise Bank transfers any of the Liabilities (either separately or together with the Collateral therefor), such transfer shall carry with it Bank’s powers and rights under this Credit Agreement and the other Loan Documents with respect to the Liabilities and/or Collateral transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer. If and to the extent Bank retains any of the Liabilities or Collateral, Bank will continue to have the rights and powers herein set forth with respect thereto. All notices provided to Bank by Borrower under or related to any of the Loan Documents, the Liabilities or the Collateral, including, without limitation, under any one or more Sections of the Texas Uniform Commercial Code, shall be sent to the address of Bank noted on the first page of this Credit Agreement, Attention: Structured Lending, with a copy to Compass Bank, P.O. Box 11830, Birmingham, Alabama 35202; no notice sent to Bank shall be effective until received by Bank. THE NOTE, THIS CREDIT AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY CONFLICT OF LAWS RULE OF SUCH JURISDICTION THAT WOULD REQUIRE REFERENCE TO THE LAWS OF SOME OTHER JURISDICTION SHALL BE DISREGARDED. ANY SUITS, CLAIMS OR CAUSES OF ACTION ARISING DIRECTLY OR INDIRECTLY FROM THIS CREDIT AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS BETWEEN BANK AND BORROWER RELATING TO SUCH DOCUMENTS MAY BE BROUGHT IN A COURT OF APPROPRIATE JURISDICTION IN DALLAS COUNTY, TEXAS AND OBJECTIONS TO VENUE AND PERSONAL JURISDICTION IN SUCH FORUM ARE HEREBY EXPRESSLY WAIVED. THIS CREDIT AGREEMENT HAS BEEN NEGOTIATED AND IS BEING EXECUTED AND DELIVERED IN THE STATE OF TEXAS, OR IF EXECUTED BY BORROWER ELSEWHERE, SHALL BECOME EFFECTIVE UPON BANK’S RECEIPT AND ACCEPTANCE OF THE EXECUTED ORIGINAL OF THIS CREDIT AGREEMENT IN THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT BANK SHALL HAVE NO OBLIGATION TO GIVE, NOR SHALL BORROWER BE ENTITLED TO RECEIVE ANY NOTICE OF SUCH RECEIPT AND ACCEPTANCE FOR THIS CREDIT AGREEMENT TO BECOME A BINDING OBLIGATION OF BORROWER. IT IS INTENDED, AND BORROWER AND BANK SPECIFICALLY AGREE, THAT THE LAWS OF THE STATE OF TEXAS

GOVERNING INTEREST SHALL APPLY TO THIS TRANSACTION. BORROWER HEREBY ACKNOWLEDGES THAT (I) THE NEGOTIATION, EXECUTION, AND DELIVERY OF THE LOAN DOCUMENTS CONSTITUTE THE TRANSACTION OF BUSINESS WITHIN THE STATE OF TEXAS, (II) ANY CAUSE OF ACTION ARISING UNDER ANY OF SAID LOAN DOCUMENTS WILL BE A CAUSE OF ACTION ARISING FROM SUCH TRANSACTION OF BUSINESS, AND (III) BORROWER UNDERSTANDS, ANTICIPATES, AND FORESEES THAT ANY ACTION FOR ENFORCEMENT OF PAYMENT OF THE REVOLVING LINE OR THE LOAN DOCUMENTS MAY BE BROUGHT AGAINST IT IN THE STATE OF TEXAS. TO THE EXTENT ALLOWED BY LAW, BORROWER HEREBY SUBMITS TO JURISDICTION IN THE STATE OF TEXAS FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THE REVOLVING LINE OR THE LOAN DOCUMENTS AND WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE OR JURISDICTION TO OBJECT TO JURISDICTION OR VENUE WITHIN DALLAS COUNTY, TEXAS; NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT BANK FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER, ANY GUARANTOR, ANY SECURITY FOR THE REVOLVING LINE, OR ANY OF BORROWER’S OR ANY GUARANTOR’S PROPERTIES IN ANY OTHER COUNTY, STATE, OR JURISDICTION. INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY BANK OF ANY OF THE FOREGOING. Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render Bank on the one hand, and Borrower on the other hand, partners or venturers for any purpose. This Credit Agreement is intended to take effect as a sealed instrument.

SECTION 16. Miscellaneous.

          In the event of actual conflict in the terms and provisions of this Credit Agreement and any of the other Loan Documents or any other document, instrument or agreement executed in connection with this Credit Agreement or described or referred to in this Credit Agreement, the terms and provisions most favorable to Bank shall control. No modification, consent, amendment or waiver of any provision of this Credit Agreement or any of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given. This Credit Agreement and each of the other Loan Documents are binding upon Borrower, its successors and assigns, and inure to the benefit of Bank, its successors and assigns. Borrower may not assign or delegate any of its rights or obligations under the Revolving Line, this Credit Agreement or any of the other Loan Documents. All representations and warranties of Borrower herein, and all covenants and agreements of Borrower herein, in the other Loan Documents, or in any other document delivered hereunder or in connection herewith, shall survive the execution of this Credit Agreement and shall be deemed continuing representations, warranties, covenants and agreements.

          This Credit Agreement and each of the other Loan Documents shall be deemed to be drafted by all parties hereto and shall not be construed against any party hereto. In the event any one or more of the terms or provisions contained in this Credit Agreement, in any of the other Loan Documents or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be ineffective only to the extent of such prohibition, illegality, invalidity or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or thereof or affecting the validity or enforceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Bank, or impair the validity or perfection of Bank’s security interest in any Collateral or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Bank with the benefits intended by such invalid term or provision. Borrower hereby expressly acknowledges and agrees that Bank may share with and disclose to any participant and any of Borrower’s other creditors information regarding Borrower, the Liabilities and the Collateral as and when Bank determines is necessary or convenient to establish and confirm to Bank’s and any participant’s and any other creditor’s satisfaction Bank’s rights against Borrower and rights and priority in the Collateral. The table of contents hereto and the headings of the sections, paragraphs and subdivisions of this Credit Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

SECTION 17. Compliance With Laws.

          It is the intention of Bank and Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Credit Agreement, the other Loan Documents, or any other agreement entered into in connection with or as security for or guaranteeing the Revolving Line, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Bank under or in connection with the Revolving Line shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower, and (ii) in the event that the payment of the Revolving Line is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Bank may never include more than the Highest Lawful Rate and excess interest, if any, to Bank provided for in this Credit Agreement or the other Loan Documents or otherwise with respect to the Revolving Line shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower.

          “Highest Lawful Rate” means the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Bank, under laws applicable to Bank with regard to the Revolving Line that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

SECTION 18. Amendment and Restatement.

          This Credit Agreement amends and restates that certain Revolving Credit and Security Agreement dated as of December 14, 2004, as it may have been previously amended, restated or modified.

          IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals on this ____ day of __________ , 2007.

[Remainder of Page Intentionally Omitted; Signature Pages Follow]

BORROWER:

UNIVERSAL POWER GROUP, INC.,
a Texas corporation

By:

Name:

Title:

BANK:

Witness:	COMPASS BANK

By:

Name:

Title:

CORPORATE ACKNOWLEDGMENT

STATE OF ______________

COUNTY OF ____________

          I, the undersigned, Notary Public in and for said County in said State, hereby certify that _______________, whose name as _________________ of UNIVERSAL POWER GROUP, INC., a Texas corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such ___________ and with full authority, executed the same voluntarily for and as the act of said corporation.

          Given under my hand this the _______day of __________, 2007.

___________________________________________
Notary Public
[NOTARIAL SEAL]	My commission
expires: _______________________

STATE OF _______________

COUNTY OF _____________

          I, the undersigned, Notary Public in and for said County in said State, hereby certify that _________________ whose name as _________________ of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, ___he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          Given under my hand this the ________ day of __________, 2007.

___________________________________________
Notary Public
[NOTARIAL SEAL]	My commission
expires: _______________________

ADDENDUM A

DEFINITIONS

          1. “Account” and “Account Receivable” shall mean and include all accounts, accounts receivable, notes, notes receivable, contracts, contract rights, retail installment sales contracts, drafts, documents, documents of title, warehouse receipts, bills of lading, title retention and lien instruments, security agreements, acceptances, instruments, conditional sales contracts, chattel mortgages, chattel paper, general intangibles, and other forms of obligation and rights to payment and receivables whether or not yet earned by performance, including, without limitation, state and federal tax refunds.

          2. “Account Debtor” shall mean the party who is obligated on or under any Account Receivable.

          3. “Borrower’s Loan Account” shall mean the account on the books of Bank in which Bank will record loans and other advances made by Bank to or on behalf of Borrower pursuant to the Credit Agreement, payments received on such loans and advances and other appropriate debits and credits as provided by the Credit Agreement or any of the other Loan Documents.

          4. “Collateral” shall mean any and all property in which Bank acquired, now has, by this Credit Agreement or any of the other Loan Documents (as defined herein) acquires, or hereafter acquires a security interest or other rights or interests as security for the Liabilities (as defined herein) and without limiting the foregoing expressly includes the property described in Section 4 of the Credit Agreement.

          5. An “Eligible Account Receivable” shall mean an Account Receivable of Borrower in which Bank holds a first perfected security interest which meets each of the following requirements and is otherwise acceptable to Bank:

          (a) it arises from the sale or lease of goods or from services rendered, such goods have been shipped or delivered to the Account Debtor under such Account Receivable and such services have been fully performed and have been accepted by the Account Debtor, and Borrower’s full right to payment for all sums due from such Account Debtor with respect to such Account Receivable shall have been earned and then be due and payable;

          (b) it is a valid and legally enforceable obligation of the Account Debtor thereunder according to its express terms, and is not subject to any offset, counterclaim, crossclaim, or other defense on the part of such Account Debtor denying liability thereunder in whole or in part;

          (c) it is not subject to any mortgage, lien, security interest, right of a surety under a performance bond or otherwise or similar adverse rights or interests whatsoever other than the security interests granted to Bank hereunder;

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          (d) it is evidenced by an invoice, dated the date of shipment (in the case of goods sold or leased) (other than with respect to an Approved Bill and Hold) or the date of performance (in the case of services rendered) and having payment terms acceptable to Bank, rendered to such Account Debtor, and is not evidenced by an instrument, note, draft, title retention and lien instrument, security agreement, acceptance, conditional sales contract, chattel mortgage or chattel paper and further, if requested by Bank, a copy of such invoice shall have been delivered to and received by Bank;

          (e) it is not owing by an Account Debtor whose obligations with respect to which Bank, acting in its discretion, shall have notified Borrower in writing are not deemed to constitute an Eligible Account Receivable;

          (f) it is not due from an affiliated or related corporation or entity, subsidiary corporation or entity, parent corporation or entity, or any owner, officer, director, manager or employee of Borrower or of any such affiliated, related, subsidiary, or parent corporation or entity, or any individual who is a relative of any one or more of the foregoing by blood or marriage;

(g) it does not constitute, require or provide for progress billings, retainages or deferred payments under a contract not fully performed;

          (h) it does not constitute, in whole or in part, interest or finance charges on outstanding balances, any amount received as a down payment or prepayment or other principal reduction or similar payment, any chargebacks or contra amounts or accounts;

(i) it is an Account Receivable with respect to which no return, repossession, rejection, cancellation, or repudiation shall have occurred or have been threatened;

(j) it is an Account Receivable with respect to which Borrower continues to be in full conformity with the representations, warranties and covenants of Borrower made with respect thereto;

          (k) it is not subject to any sales terms, trial terms, sales-or-return terms, consignment terms, guaranteed sales or performance terms, minimum sales terms, C.O.D. terms, cash terms, or similar terms or conditions;

          (l) it is not owed by an Account Debtor that is not an individual residing in the United States or Canada or a corporation or partnership organized and validly existing under the laws of a state within the United States unless the payment of such Account is supported by a letter of credit in form and substance and issued by an issuer acceptable to Bank;

          (m) it is not an Account Receivable subject, in whole or in part, to any “bill and hold” or similar arrangement pursuant to which the invoice is delivered prior to the actual delivery of the sold or leased goods or the performance of the services;

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          (n) it is not an Account Receivable which remains unpaid after the earlier of (i) the passage of ninety (90) days or more since the relevant invoice date, or (ii) the passage of sixty (60) days since the relevant due date;

          (o) it is not owed by any Account Debtor with respect to which ten percent (10%) or more of its total Accounts owing to Borrower remain unpaid after the earlier of (i) ninety (90) days from invoice or earlier due date, or (ii) sixty (60) days since the relevant due date;

          (p) it is not an Account owed by an Account Debtor whose aggregate Account balance with Borrower exceeds ten percent (10%) of the total value of Borrower’s total Accounts (the portion over ten percent [10%] to be considered ineligible); provided, however, that on a case-by-case basis throughout the term of the Revolving Line, exceptions to the ten percent (10%) threshold adjustments set forth herein to those Accounts set above ten percent (10%) shall be considered by Bank, in its sole and absolute discretion, based on credit worthiness, historical performance, and other factors deemed relevant to Bank in its sole discretion.  The following exceptions are hereby noted, but may be subject to revision and/or removal subsequent to the date hereof: (i) Brinks Home Security (45%), and (ii) Radio Shack, Inc. (20%); however, Brinks Home Security shall be reduced to 25% and Radio Shack, Inc. shall be reduced to 10% automatically upon the reduction by Standard & Poor’s or Moody’s ratings and investment services of the senior unstructured debt rating of the aforementioned companies to a rating below investment grade; and

          (q) it is not an Account owed by the United States Government or any other governmental body, agency, entity or authority unless such Account arises from a government contract that is a United States Government contract in form and substance acceptable to Bank (“Government Contract”) and Borrower and Bank have completed and executed a Notice of Assignment and an Assignment form and all other forms and documents necessary to assign  Borrower’s right, title and interest in such Government Contract and all Accounts and other rights arising thereunder to Bank and Borrower shall have provided to Bank a copy of the relevant Government Contract; and furthermore a Government Contract shall only be an Eligible Account to the extent Borrower has invoiced the United States Government for payment for amounts then due and owing thereunder and Bank has received the United States Government’s acknowledgment of the relevant Notice of Assignment.

          6. “Eligible Inventory” shall mean Borrower’s finished-goods Inventory in which Bank holds a first perfected security interest, and which meets each of the following requirements and is otherwise acceptable to Bank:

(a) it is not private label or styled type or otherwise subject to special marketing conditions or marketability limitations judged by Bank, in its sole discretion, to be unacceptable;

(b) it is not parts, supplies, raw materials, nor work in process, nor does it include any shipping or packaging materials;

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(c) it is not materials or supplies used or to be used, or consumed or to be consumed in the normal course of business of Borrower;

(d) it is new and unused;

(e) it is owned by Borrower and is not subject to any lien or security interest whatsoever other than the security interest granted to Bank hereunder;

(f) it is held for sale in the normal and ordinary course of Borrower’s business;

(g) it is located at one of Borrower’s places of business in (i) Dallas, Texas, (ii) Oklahoma City, Oklahoma, (iii) Columbus, Georgia or (iv) Las Vegas, Nevada;

(h) it is not of a type of inventory that is subject to any recall, class action litigation, governmental action, order, inquiry or investigation;

(i) it is not located on any leased premises unless Bank has a signed landlord subordination agreement from the relevant landlord in form and substance acceptable to Bank;

(j) it is not on consignment and no warehouse receipt or document of title is or shall have been issued in respect of such Inventory;

(k) it is not Inventory that Bank, in its reasonable discretion, has determined to be unmarketable or unacceptable; and

(l) it is not an item, type, or class of inventory which turns less than once each 365 days.

          Notwithstanding the foregoing, Borrower and Bank acknowledge and agree that, for purposes of calculating the Borrower’s Borrowing Base hereunder, a ten percent (10%) slow moving reserve will be withheld from the value of Eligible Inventory (the “SM Reserve”).  The SM Reserve will be re-evaluated during each field exam by the Bank.

          7. “Funded Debt” shall mean the sum of (a) all obligations for borrowed money that are required to be shown as a liability under GAAP standards, plus (b) all of Borrower’s capital lease obligations as listed on Borrower’s balance sheet as capitalized obligations; provided, however, that with respect to subsection (a) of this definition, the calculation shall only include the current portion of the obligations owed to Zunicom according to GAAP standards rather than the entire loan balance owed to Zunicom.

          8. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

4

          9. “Insolvency” of Borrower or any other person or entity shall mean that there shall have occurred with respect to Borrower or such other person or entity one or more of the following events:  dissolution, termination of existence, liquidation, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by or against Borrower or such other person or entity, or institution of any action or proceeding with respect to Borrower or such other person or entity under or pursuant to any insolvency laws relating to the relief of debtors by or against Borrower or such other person or entity, institution of proceedings in bankruptcy or with respect to the readjustment of indebtedness, reorganization, composition or extension by or against Borrower or such other person or entity (including, without limitation, under or pursuant to the United States Bankruptcy Code, as amended, or under any similar law at any time enacted), or if any action shall be taken for the purpose of effecting any of the foregoing.

          10. “Inventory” shall mean all of Borrower’s (or any other entity’s, as applicable) inventory (as defined in the Uniform Commercial Code as enacted in the State of Texas, or in any other jurisdiction) and all finished goods, other goods, merchandise and other personal property now owned or hereafter acquired by Borrower which are held for sale, lease, or rental or are furnished or to be furnished under a contract of service and all raw materials, work in process, component parts, materials or supplies used or to be used, or consumed or to be consumed, in Borrower’s business, and related products and all goods represented thereby, wherever located, and all such goods that may be reclaimed or repossessed from or returned by Borrower’s customers, and all shipping and packaging materials relating to any of the foregoing.

          11. “Liabilities” shall mean any and all obligations, indebtedness and liabilities of Borrower to Bank or any affiliate of Bank of every kind and description, whether direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, now existing or hereafter arising, and all extensions, modifications, renewals, and refinancings thereof, regardless of how such Liabilities arise or by what agreement or instrument (if any) they may be evidenced and include obligations to perform acts and refrain from taking actions as well as obligations to pay money.  Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of Borrower hereunder and the obligation to repay the indebtedness evidenced by the Note.  Without limiting the foregoing, Liabilities also shall include all obligations heretofore, now or hereafter incurred by Borrower under any agreement between Borrower and Bank or any affiliate of Bank, whether now existing or hereafter entered into, including, without limitation, any agreement which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices.  Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of Borrower evidenced by or arising under or in connection with (a) this Credit Agreement; (b) the Note; and (c) any letters of credit heretofore, now or hereafter issued by Bank at Borrower’s request (the “letters of credit”) and any related promissory notes, documents, instruments and agreements.

          12. “Loan Documents” shall mean and include the Note, the Credit Agreement, any letter of credit documents, and any subordination agreements, intercreditor agreements and other

5

agreements, documents and instruments now or hereafter evidencing, securing, guaranteeing or relating to the Revolving Line or any of the other Liabilities, obligations or indebtedness of Borrower to Bank, as the same may be amended.

          13. “Loan Party” shall mean the Borrower and any subsidiary or other Person executing a guaranty or a security agreement with respect to the Liabilities.

          14. “Permitted Liens” shall mean any of the following (but only to the extent the same do not or could not, in Bank’s reasonable opinion, jeopardize Bank’s rights or priority in or to any Collateral):

          (a) liens of carriers, warehousemen, landlords, mechanics, laborers and materialmen arising by law for sums which are (i) not yet due or (ii) being diligently contested in good faith and with respect to which Borrower has set aside sufficient reserves with Bank;

          (b) liens for taxes which are (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings and with respect to which Borrower has set aside sufficient reserves with Bank;

(c) security interests in Borrower’s equipment provided that they are limited to those securing a portion of the purchase price of said equipment.

          15. “Proceeds” shall mean all cash proceeds, non-cash proceeds and all forms of payment and other property received or due from the sale, lease, rental, transfer, disposition, licensing, collection, use or exchange of property constituting Collateral hereunder and any and all claims against any third party for loss of or damage to any Collateral, including insurance, contract and tort claims, and further, without limiting the generality of the foregoing, Proceeds shall include all Accounts, checks, cash, money orders, drafts, chattel paper, general intangibles, instruments, notes and other documents evidencing payment and payment obligations to Borrower for the sale, lease, rental, transfer, disposition, licensing, collection, use or exchange of Collateral.

          16. “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of any Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of each such Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          17. “Subordinated Debt” shall mean all such debts, obligations or indebtedness owing from Borrower to others which have been and remain subordinated to all Liabilities owing from Borrower to Bank pursuant to an Amended and Restated Creditor’s Subordination Agreement(s) in form and substance acceptable to Bank.

          18. Any terms used to describe Bank’s security interest under the Credit Agreement not specifically defined in the Credit Agreement shall have the meanings and definitions given those terms under the Uniform Commercial Code of Texas as may be amended.

6

EXHIBIT A

ACCOUNTS RECEIVABLE AND INVENTORY RECONCILIATION

Number:_____________

Borrower:___________________ Date:________________

ACCOUNTS RECEIVABLE AND INVENTORY REPORT

1.	Accounts Receivable
	a.	Balance Last Report			$

	b.	Add: New Accounts Receivable	$

	c.	Less: Sales Returns	$

	d.	Other Adjustments	$

	e.	Net New Receivables			$

	f.	Less: Customer Remittances (No(s). _______)			$

	g.	Total Value of Accounts Receivable			$

	h.	Less: Ineligible Receivables			$

	i.	Net Eligible Accounts Receivable for this Period (not to exceed $__________)			$

2.	Inventory
	a.	Inventory Last Report (Line 2d)	$

	b.	Add: Purchases	$

	c.	Less: Outgoing Inventory	$

	d.	Total Inventory	$

	e.	Less: Ineligible Inventory		$

	f.	Total Eligible Inventory for this Period			$

LOAN REQUEST

3.	Loan Value of Above Collateral
	a.	Receivables % of Line 1(i) above	$

	b.	Inventory % of Line 2(f) above	$

	c.	Total Collateral Loan Value this Period (not to exceed $________)			$

4.	Loan Balance
	a.	Loan Balance Last Report (line 4d)	$

	b.	Add: Draws	$

	c.	Less: Payments	$

	d.	Loan Balance for this Period			$

5.	Excess (Deficit)				$

6.	A Listing of Ineligible Accounts Receivable and Ineligible Inventory is attached hereto

- BORROWER CERTIFICATION -

The undersigned hereby warrants that (i) the foregoing is a correct statement regarding new accounts receivable, collection of accounts receivable and/or certification of inventory and that the reconciliation figures are fully and correctly set forth and (ii) there has been no change in Borrower’s state of organization, chief executive office or organizational identification number.

Authorized
Signature ______________________________________ Title ________________________________________________

EXHIBIT B

COMPLIANCE CERTIFICATE

          Reference is made to that certain Revolving Credit and Security Agreement (the “Credit Agreement”) executed by UNIVERSAL POWER GROUP, INC., a Texas corporation (“Borrower”) in favor of COMPASS BANK (“Bank”), dated as June 19, 2007 and executed as of July __, 2007. Capitalized terms used but not defined herein shall have the meaning attributed to the same in the Credit Agreement. Borrower hereby represents, warrants and covenants to and in favor of Bank as follows:

          (1) no default or event of default (or any event that would constitute an event of default but for the requirement that notice be given or time elapse or both) has occurred or is continuing under the Credit Agreement or any of the other Loan Documents or under any other loans, notes, debentures, bonds, leases or other obligations of Borrower now outstanding;

(2) all representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents are expressly reaffirmed and restated as of the date hereof;

          (3) neither Borrower nor, to the best of Borrower’s knowledge, any other party has any matured or unmatured claim, offset or cause of action against Bank or its officers, agents or affiliates arising under or in connection with the Loan Documents or the Liabilities;

          (4) all financial statements, reports and other documents delivered to Bank on or before the date hereof under or in connection with the Loan Documents are, as of the relevant date, complete and accurate and may be relied upon by Bank; and

(5) the Borrower is in compliance with the financial covenants contained in Section 6 of the Credit Agreement as set forth on Annex A attached hereto.

UNIVERSAL POWER GROUP, INC.,
a Texas corporation

By:

Name:

Title:

Date:

1

ACKNOWLEDGEMENT

STATE OF______________

COUNTY OF____________

          I, the undersigned, Notary Public in and for said County in said State, hereby certify that _____________________, whose name as __________________ of UNIVERSAL POWER GROUP, INC., a Texas corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such __________________ and with full authority, executed the same voluntarily for and as the act of said corporation.

          Given under my hand this the _____ day of _______________, ______.

___________________________________________________
Notary Public
[NOTARIAL SEAL]
My Commission Expires: _____________________________

2

Schedule 2.1

Subsidiaries

None

Schedule 2.9

Places of Business

Corporate Office
1720 Hayden Drive
Carrollton, TX 75006

Oklahoma Branch
11605-B N Santa Fe
Oklahoma City, OK 73114

Nevada Branch
5480 S Valley View Blvd
Las Vegas, NV 89118

Georgia Branch
5224 Miller Road, Ste 3B
Columbus, GA 31909

Schedule 2.17

Patents, Copyrights, Trademarks, and Licenses

Patents

None

Copyrights

None

Trademarks

Adventure Power
Charge ‘n Start (3,146,881)
UB Scootin’
UNILOK (3,192,234)

Licenses

None

Schedule 2.18

Judgments and Actions

No Judgments

Lawsuits

1.	Energizer Holdings, Inc. and Eveready Battery Company, Inc. (collectively “Eveready”) see comments in Universal Power Group, Inc. 2006 10K and 2007 1st Qtr 10Q filings

2.	A.J. Gilson see comments in Universal Power Group, Inc. 2006 10K and 2007 1st Qtr 10Q filings

AMENDED AND RESTATED MASTER REVOLVING PROMISSORY
NOTE

$30,000,000.00	Dallas, Texas	June 19, 2007

FOR VALUE RECEIVED, the undersigned, UNIVERSAL POWER GROUP, INC., a Texas corporation (“Maker”), promises to pay to the order of COMPASS BANK (“Payee”), on July 5, 2012 (the “Maturity Date”), the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), or, if less than such amount, the aggregate unpaid principal amount of all Advances (as defined below) made by Payee to Maker hereunder, on the terms herein stated, with interest thereon from this date on the unpaid principal amount hereof from time to time outstanding at the rate of interest provided below, both principal and interest payable as provided below in lawful money of the United States of America at the address of Payee set forth below or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Amended and Restated Master Revolving Promissory Note (this “Note”).

SECTION 19. terms.

The unpaid principal of this Note from time to time outstanding shall bear interest prior to maturity at the rate of interest per annum equal to the lesser of (a) the Maximum Rate and (b) the LIBOR Index Rate (as hereinafter defined) for such Interest Period plus the Applicable Margin (the sum being, the “LIBOR Floating Rate”). The rate of interest on the unpaid balance of principal of this Note prior to maturity shall be increased or decreased as the case may be, from time to time as of the effective date of each change in the LIBOR Index Rate, but at no time greater than the Maximum Rate. If applicable law provides for a ceiling, that ceiling shall be the indicated rate ceiling. All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days elapsed.

Payee may disburse the principal of this Note to Maker in one or more Advances (herein so called) from time to time, pursuant to the terms of this Note and the Credit Agreement (defined below). Maker shall be entitled to receive disbursements of Advances hereunder when Payee is delivered requests for advances by Maker in accordance with and pursuant to, and otherwise in compliance with, the terms and conditions of, that certain Amended and Restated Revolving Credit and Security Agreement (the “Credit Agreement”), executed by and among Maker and Payee, dated of even date herewith; provided, however, that at no time shall the total principal amount outstanding hereunder exceed the face value of this Note. Each guarantor and any other liable party with respect to the indebtedness and obligations evidenced hereby are hereinafter referred to collectively as, the “Guarantors.”

If Payee determines in good faith (which determination shall be conclusive and binding upon Maker) that by reason of circumstances affecting the relevant market or for any other reason, adequate and reasonable means do not exist for ascertaining the LIBOR Floating Rate for such Interest Period, such Advances shall be made at the Compass Bank Prime Index Rate (as hereinafter defined)..

Maker shall be entitled, and in certain instances may be required, to prepay the principal of the Note from time to time. Maker may borrow, repay, and reborrow up to the principal face amount of this Note. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect subsequent to each such occurrence until the Maturity Date. Notwithstanding the foregoing, Maker acknowledges and agrees that, with respect to letters of credit issued by Payee for the benefit of Maker, at no time hereunder shall Payee be obligated to issue letters of credit or make advances thereunder in excess of $1,000,000.00 in the aggregate at any given time hereunder.

Accrued interest on the outstanding principal balance that exists from time to time shall be due and payable monthly in arrears commencing on the 1st day of August, 2007and continue to be payable on the same day of each successive calendar month thereafter until Maturity Date, when all accrued but unpaid interest and all principal amounts outstanding shall be due and payable in full. Any payment received later than ten (10) days from the due date thereof must be accompanied by a late fee payment in the amount of five percent (5%) of the amount of such monthly payment. Maker shall be entitled to notice of, as well as any applicable grace period with respect to, any default hereunder as provided in the Credit Agreement.

SECTION 20. definitions.

“Applicable Margin” shall mean, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Funded Debt to EBITDA ratio on the most recent Determination Date:

Funded Debt to EBITDA ratio	Applicable Margin

Less than 1.25 to 1.00	1.25%
Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	1.50%
Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	1.75%
Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	2.00%
Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	2.25%
Greater than or equal to 3.25 to 1.00	2.50%

The Applicable Margin shall be established as of the last day of each fiscal quarter (each, a “Determination Date”), beginning on September 30, 2007 (the “Initial Determination Date”). Any change in the Applicable Margin following each Determination Date shall be determined based upon the information and computations set forth in the financial statements and compliance certificate furnished to Payee pursuant to the Credit Agreement, subject to review and approval of such computations by the Payee. Each change in the Applicable Margin shall be effective as of the first day of the fiscal quarter following each Determination Date, and shall remain in effect until the date that is the first day of the fiscal quarter following the next Determination Date for which a change in the Applicable Margin occurs. Notwithstanding the foregoing, during the period beginning on the date hereof and ending on the Initial Determination Date, the Applicable Margin shall be 2.0%.

“Compass Bank Prime Index Rate” shall equal the Compass Bank Index rate announced from time to time and automatically fluctuating upward and downward with each announcement without notice to Maker or any other person, which shall be a rate of interest per annum equal to the highest prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal (or another similar publication selected by Payee, in the event the Wall Street Journal is no longer published) as announced from time to time by Payee, automatically fluctuating upward and downward with each announcement without notice to Maker or any other person, provided that notwithstanding anything contained herein to the contrary, in no event shall any rate of interest which this Note bears ever exceed the Maximum Rate.

“LIBOR Index Rate” shall mean the rate determined by Payee (rounded upward, if necessary, to the nearest 1/16th of 1%) to be equal to the offered rate (and not the bid rate) in the London interbank market for deposits in U.S. dollars of amounts comparable to the principal amount hereof for a period of one (1) month, as reported on the Telerate Information System on the applicable determination date (or in the event no such quotation is available on such date on the day most immediately preceding the determination date on which such a quotation was available). In the event the Telerate Information Service ceases to be available to Payee or ceases to provide information sufficient to determine the London interbank offered rate for periods of one (1) month, the“LIBOR Index Rate” shall mean the London Interbank Offered Rate for a period of one (1) month as published in the “Money Rates” table of The Wall Street Journal on the applicable determination date (or in the event no such quotation is available on such date, as quoted on the day most immediately preceding the determination date on which such a quotation was available). In the event the London Interbank Offered Rate for a period of one (1) month is no longer published in the “Money Rates” table, then Payee will choose a substitute rate as the LIBOR Index Rate based on comparable information, which may include quotations from such services as Reuters Monitor Money Rates Service or Knight Ridder News Service. Each change in the rate charged hereunder shall become effective without notice to Maker as of the first (1st) day of each calendar month during the term hereof, but in no event shall the rate charged hereunder exceed the Maximum Rate (as hereinafter defined). Maker understands and acknowledges that Payee may from time to time make various loans at rates of interest having no relationship to the LIBOR Index Rate, and that the LIBOR Index Rate may not be the lowest interest rate charged for loans by Payee.

“Maximum Rate,” as used herein, shall mean, with respect to each holder hereof (any holder of this Note shall be referred to herein as a “holder”), the maximum nonusurious interest rate, if any, that at any time, or from time to time, may under applicable law be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent allowed by law under such applicable laws of the United States of America and State of Texas which may hereafter be in effect, which allow a higher maximum non-usurious interest rate than applicable laws now allow; provided, that in determining the Maximum Rate, due regard shall be given, to the extent required by applicable law, to any and all relevant payments, fees, charges, deposits, balances, agreements and calculations which may constitute or be deemed to constitute interest, or be deducted from principal to calculate the interest rate or otherwise affect interest rate determinations, so that in no event shall the Payee contract for, charge, receive, take, collect, reserve or apply, on the Note, any amount in excess of the maximum non-usurious rate of interest permitted by applicable law. To the extent that Texas law determines the Maximum Rate, the Maximum Rate shall be determined by utilizing the “indicated rate ceiling” from time to time in effect pursuant to the Texas Finance Code (V.T.C.A. Finance Code Section 303.001 et seq.) (the “Texas Finance Code”) or such successor statute, as then in effect, governing usury. The Maximum Rate shall not be limited to the applicable rate ceiling in the Texas Finance Code or such successor statute if Federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

SECTION 21. miscellaneous.

All principal and interest under this Note which remains in arrears five (5) or more consecutive days after their respective due dates shall bear interest at the rate of interest per annum equal to Eighteen Percent (18%) (the “Default Rate”); provided, however, that in no event shall such Default Rate exceed the Maximum Rate. Further, in the event Maker shall be in default hereunder or under the Credit Agreement beyond any applicable notice, grace, and/or cure periods, Payee may, at its election, accelerate the indebtedness evidenced hereby, and it shall at once become due and payable, as the holder may elect. It is further agreed that if this Note is placed in the hands of an attorney for collection or if collected by suit or through probate or bankruptcy proceedings, Maker agrees to pay reasonable attorneys’ fees in addition to the principal and interest then due hereon, together with all costs of collection.

This Note is secured by the Credit Agreement, to which Credit Agreement reference is made for a description of the properties covered thereby and the nature and extent of the rights and powers of the holder of this Note in respect of such properties. This Note, the Credit Agreement and any other documents or instruments securing or evidencing this Note are sometimes referred to herein collectively as, the “Loan Documents.”

Maker and any other party who is or becomes liable to pay all or any part of this Note, or who grants any lien or security interest to secure all or any part of this Note (each called an “other liable party” below), including but not limited to the Guarantors, and any drawer, acceptor, endorser, guarantor, surety or accommodation party, severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party.

Further, Maker and any other liable party severally waive any notice of or defense based upon any agreement or consent of the holder of this Note made or given from time to time, before or after maturity, to any of the following: the acceleration, renewal or extension of this Note; a change in the time or manner of payments required by this Note; a change in the rates of interest specified in this Note; acceptance or surrender of security; a substitution of security or subordination, amendment or release of security; an addition or release of any other liable party; changes of any sort whatever in the terms of payment of this Note or in the manner of doing business with Maker; and any settlement or compromise with Maker or any other liable party on such terms as the holder of this Note may deem appropriate in its sole and absolute discretion; provided, however, that the terms of this paragraph shall not apply to any written agreement or consent of the holder of this Note that is in writing and signed by the holder of this Note and Maker and/or the Guarantors, including, but not limited to, the Loan Documents, any documents on file as public records, and compromise settlement agreements between the holder of this Note and Maker and/or the Guarantors.

The holder of this Note may apply all moneys received from Maker or others, or from any security (whether held under a security instrument or not), in such manner upon the indebtedness evidenced or secured by any Loan Documents (whether then due or not) as such holder may determine to be in its best interest, without in any way being required to marshal assets or to apply all or any part of such moneys upon any particular part of such indebtedness. The holder of this Note is not required to retain, hold, protect, exercise due care with respect to, perfect security interests in or otherwise assure or safeguard any security for this Note, and no failure by the holder of this Note to do any of the foregoing and no exercise or failure to exercise by such holder of any other right or remedy shall in any way affect any of Maker’s or any other liable party’s obligations hereunder or under other Loan Documents or affect any security or give Maker or any other liable party any recourse against the holder of this Note.

It is the intent of Maker and Payee in the execution of this Note and all other Loan Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Maker and Payee stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Note and any other Loan Documents now or hereafter executed which may be in apparent conflict herewith. Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest; provided, however, that if the principal hereof has been paid in full, such excess shall be refunded to Maker. If the holder of this Note shall receive money (or anything else) which is determined to constitute interest and which would increase the effective interest rate on this Note or the other indebtedness secured by the Loan Documents to a rate in excess of that permitted by applicable law, the amount determined to constitute interest in excess of the lawful rate shall be credited against the principal balance of this Note then outstanding or, if the principal balance has been paid in full, refunded to Maker, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. If the holder of this Note shall not actually receive, but shall contract for, request or demand, a payment of money (or anything else) which is determined to constitute interest and which would increase the effective interest rate contracted for or charged on this Note or the other indebtedness evidenced or secured by the Loan Documents to a rate in excess of that permitted by applicable law, the holder of this Note shall be entitled, following such determination, to waive or rescind the contractual claim, request or demand for the amount determined to constitute interest in excess of the lawful rate, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that Maker believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that such loan is in fact usurious, Maker will give the holder of this Note notice of such condition and Maker agrees that the holder shall have sixty (60) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. Additionally, if, from any circumstance whatsoever, fulfillment of any provision hereof or of the Credit Agreement or any other Loan Documents shall, at the time fulfillment of such provision be due, involve transcending the Maximum Rate then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate. The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this Note in addition to the principal and interest due and payable hereon all the costs and expenses of the holder in enforcing this Note including, without limitation, reasonable attorneys’ fees and legal expenses.

This Note and the rights, duties and liabilities of the parties hereunder or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed by and construed in accordance with the law of the State of Texas and the law of the United States applicable to transactions within such State.

No amendment of this Note shall be binding unless expressed in a writing executed by Maker and the holder of this Note.

This Note amends, supersedes and restates the Master Revolving Promissory Note dated as of December 14, 2004, as it has been previously amended, extended and modified. MAKER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated effective as of June 19, 2007 but executed as of this the __ day of July, 2007.

Maker’s Address:	MAKER:

1720 Hayden Drive	UNIVERSAL POWER GROUP, INC., a
Carrollton, Texas 75006	Texas corporation

By:

Name:

Title:

Payee’s Address:

COMPASS BANK
8080 N. Central Expressway, Ste. 250
Dallas, Texas 75206
Attn: Key Coker

AMENDED AND RESTATED CREDITORS’
SUBORDINATION AGREEMENT

This Amended and Restated Creditors’ Subordination Agreement (the “Agreement”) is made and entered into by ZUNICOM, INC., a Texas corporation (the “Creditor”), for the benefit of COMPASS BANK and its successors and assigns (“Bank”).

WHEREAS, Universal Power Group, Inc., a Texas corporation (“Borrower”) has applied to Bank for an increased revolving line of credit in the principal amount of $30,000,000.00 (the “Loan”); and

WHEREAS, Creditor has heretofore loaned Borrower sums of money, has agreed to forebear collection of sums owed by Borrower to Creditor, and/or may hereafter grant further loans or forbearances to Borrower; and

WHEREAS, Creditor has previously executed that certain Creditors’ Subordination Agreement dated as of December 14, 2004 in favor of Bank; and

WHEREAS, as a condition to making the Loan, Bank has required that Creditor continue to subordinate any and all loans and indebtedness heretofore, now or hereafter owed or owing by Borrower to Creditor to any loan or indebtedness heretofore, now or hereafter owed or owing from Borrower to Bank, including, without limitation, any amounts now or hereafter owed or owing under or in connection with the Loan, as well as execute, deliver and perform this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Borrower and Creditor do hereby covenant and agree with Bank as follows:

          SECTION 22. Certain Definitions. Unless otherwise defined herein, the following terms have the following meanings:

“Bank Indebtedness” means the principal of all loans from time to time owing from Borrower to Bank, all interest, whether now or hereafter accrued (including, without limitation, interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law), on such principal amounts of such loans and all other indebtedness, obligations and liabilities (including, without limitation, principal, interest and fees), whether now existing or hereafter incurred, of Borrower to Bank, including without limitation to the generality of the foregoing, under or with respect to the Loan or any documents or instruments executed or delivered in connection therewith.

“Bank Security Documents” means each and all of the mortgages, loan and security agreements, revolving credit and security agreements, pledges, assignments, security agreements and other documents and instruments at any time securing any of the Bank Indebtedness.

“Subordinated Obligations” means all indebtedness, obligations and liabilities , whether now or hereafter existing or incurred, owing from time to time by Borrower to Creditor (plus any interest heretofore, now or hereafter included therein or accrued thereon, including, without limitation, any interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law). The Subordinated Obligations shall include the obligations represented by the promissory notes referenced on the attached Schedule 1.

“Subordinated Security Documents” means each and all of the mortgages, security agreements, pledges, assignments and other documents and instruments at any time securing any of the Subordinated Obligations, subject, however, to Bank’s consent in accordance with Section 2(d) of this Agreement.

          SECTION 23. Subordination of Subordinated Obligations.

          23.1 Creditor covenants and agrees that anything in any agreement or instrument creating, evidencing or relating to the Subordinated Obligations to the contrary notwithstanding, the Subordinated Obligations shall be subordinate and junior in right of payment, distribution and lien to the Bank Indebtedness, and without limiting the generality of the foregoing:

          (a) Upon payment or distribution of all or any of the assets or securities of Borrower of any kind or character, whether in cash, property or securities, upon any dissolution, winding up, or total or partial liquidation, reorganization, arrangement, adjustment, protection, relief or composition of Borrower or its debts, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower or otherwise, all Bank Indebtedness shall first be paid in full in cash before any payment or distribution may be made in respect of the Subordinated Obligations, subject to any applicable exceptions contained within the Bank Security Documents; and

          (b) Subject to any applicable exceptions contained within the Bank Security Documents, no direct or indirect payment shall be made in respect of the Subordinated Obligations if, at the time of such payment, any Bank Indebtedness is outstanding or unpaid or Bank has any obligation to advance funds to or for the account of Borrower under any instrument or document.

Notwithstanding anything to the contrary contained in the foregoing Section 2(a), the parties hereto agree that so long as no default exists under the Bank Indebtedness, the Creditor may receive all regularly scheduled payments, but not prepayments, of principal and interest under the Subordinated Indebtedness.

          23.2 If, notwithstanding the foregoing provisions, Creditor shall receive any payment or distribution in respect of the Subordinated Obligations at a time when any Bank Indebtedness is outstanding or unpaid or Bank has any obligation to advance funds to or for the account of Borrower under any instrument or document, then such payment or distribution shall be received and held in trust by Creditor apart from Creditor’s assets and shall be promptly paid over or delivered to Bank for application (in the case of cash) or as collateral for (in the case of non-cash property or securities) the payment or prepayment of the Bank Indebtedness.

23.3 Without notice to or assent by Creditor:

          (a) the Bank Indebtedness and the obligations or liabilities of any other party or parties (including without limitation any guarantor, endorser or co-obligor) in respect of the Bank Indebtedness may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, restated, compromised or released; and

          (b) any and all mortgages, pledges, assignments, encumbrances, liens or security interests (legal or equitable) at any time, present or future, held, given or intended to be given for the Bank Indebtedness, and any rights or remedies in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived, restated or extended by Bank, and Bank may permit or consent to any such action or the result of any such action;

all as Bank may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination provided for herein to the Bank Indebtedness. All rights and interests of Bank hereunder shall remain in full force and effect irrespective of any circumstance that might constitute a defense available to, or a discharge of, Borrower, or any lack of validity or enforceability of any document or instrument.

          23.4 Creditor hereby represents and warrants to Bank that none of the Subordinated Obligations or any other obligations of Borrower to Creditor are secured by any assets of Borrower or any other person or entity, and covenants and agrees that, unless otherwise consented to in writing by Bank, none of the Subordinated Obligations or any other obligations of Borrower to Creditor will be secured, directly or indirectly, by any of the assets of Borrower or any other person or entity. Without limitation to the generality of the foregoing, or any of the other provisions hereof, in the event at any time any of the Subordinated Obligations or any other obligations of Borrower to Creditor are secured, it is further hereby agreed and acknowledged that all rights, titles, liens, estates, interest and remedies accruing to Creditor or its successors, assigns, designees, transferees, purchasers at foreclosure and/or other purchasers, whether as mortgagee, secured party, landlord, owner or otherwise, and whether consensual or arising by operation of law or in equity or otherwise, are and shall be subject and subordinate in all respects to all mortgages, security agreements, security interests, assignments, pledges, rights, titles, interests, estates and remedies of Bank and its successors, assigns, designees, transferees, purchasers at foreclosure and/or other purchasers, arising in connection with any of the Bank Indebtedness, whether consensual or arising by operation of law or in equity or otherwise. For so long as any of the Bank Security Documents and any modifications, consolidations, replacements or extensions thereof shall remain in effect, the mortgages, security agreements, security interests, rights, titles, interests, estates and remedies arising under any Subordinated Security Documents shall be superior to any mortgages, security agreements, security interests, rights, titles, liens, interest and estate in favor of any person or entity other than Bank, its successors or assigns, with respect to any collateral under the Bank Security Documents, and Creditor agrees that it shall not voluntarily subordinate any Subordinated Security Document or other lien or interest to any mortgage, lease, security agreement, indenture, agreement, contract or encumbrance in favor of any person or entity other than Bank, its successors or assigns, respecting any such collateral under the Bank Security Documents.

Creditor further agrees that, for so long as any Bank Indebtedness remains outstanding, Creditor shall take no action to enforce collection of the Subordinated Obligations (or any other obligations of Borrower to Creditor) against Borrower or any guarantor of such Subordinated Obligations; nor shall the Creditor take any action to foreclose or enforce its rights as a secured creditor or lienholder or to establish its status as a lienholder under any Subordinated Security Documents or otherwise against any assets of Borrower or any guarantor of such Subordinated Obligations, except in accord with Section 4 below. In addition, so long as the Bank Indebtedness remains outstanding, neither the Creditor nor the Borrower shall amend, modify, restate the terms of the Subordinated Indebtedness without the Bank’s prior written consent.

          SECTION 24. Subordination Absolute. Neither the subordination provided for herein nor the rights of Bank hereunder shall be affected, modified or impaired by (a) any extension, renewal, modification, restatement, forbearance or waiver of any terms of any Bank Security Documents or any other instrument or document executed in connection herewith nor (b) any release, modification or substitution of any collateral therefor.

          SECTION 25. Further Assurances. Creditor agrees to take promptly such actions as Bank may reasonably request to (i) collect the Subordinated Obligations for account of Bank and to file appropriate claims or proofs of claim in respect of the Subordinated Obligations, (ii) execute and deliver to Bank such powers of attorney, assignments or other instruments as Bank may reasonably request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations, and (iii) collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Obligations.

          SECTION 26. Reinstatement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Bank Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

          SECTION 27. Enforcement. Creditor agrees to pay to Bank on demand all costs and expenses of any kind, including, without limitation, attorneys’ fees, expenses and disbursements which Bank may incur in enforcing any of its rights under this Agreement.

          SECTION 28. Cumulative Rights; No Waiver; Modification. Nothing herein contained or arising shall limit or restrict any of the obligations or agreements of Creditor or Borrower under any other document or instrument with or in favor of Bank. Each and every right granted to Bank hereunder or in connection herewith, or allowed by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No amendment or modification of any provision of this Agreement or any waiver thereof shall in any event be effective unless made by an instrument in writing signed by Bank and the party to be charged therewith.

          SECTION 29. Legends. Any instrument evidencing any of the Subordinated Obligations, or any portion thereof, shall be inscribed with a legend, or otherwise include a reference, conspicuously indicating that payment thereof is subordinated pursuant to the terms of this Agreement, and a copy thereof shall be delivered to Bank. Any such instrument shall also provide in substance that any transferee thereof shall, by acceptance thereof, assume, agree to and accept the terms of this Agreement.

          SECTION 30. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Texas.

          SECTION 31. Termination. This Agreement is a continuing agreement and shall remain in full force and effect until the final indefeasible payment in full of all of the Bank Indebtedness, expiration of all commitments by Bank to make advances to Borrower under any document or instrument and the termination of all documents and instruments evidencing and/or securing any Bank Indebtedness.

          SECTION 32. Descriptive Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          SECTION 33. Binding Effect. Wherever in this Agreement one of the parties hereto is named or referred to, the heirs, administrators, executors, successors, assigns, distributees and legal and personal representatives of such party shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Creditor and/or Borrower or by or on behalf of Bank shall bind and inure to the benefit of their respective heirs, administrators, executors, successors, assigns, distributees, and legal and personal representatives, whether so expressed or not. Notwithstanding the foregoing, neither Creditor nor Borrower shall be entitled to assign any of their respective rights, titles, and interest hereunder, delegate any of their respective obligations, liabilities, duties, or responsibilities hereunder, or permit any such assignment or delegation to occur (voluntarily or involuntarily, or directly or indirectly), without the prior written consent of Bank.

          SECTION 34. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

          SECTION 35. Amendment and Restatement. This Agreement amends and restates that certain Creditors’ Subordination Agreement executed by the parties hereto dated as of _____, 200__.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 19th day of June, 2007.

BORROWER:

UNIVERSAL POWER GROUP, INC., a Texas corporation

By:

Its:

CREDITOR:

ZUNICOM, INC., a Texas corporation

By:

Its:

BANK:

COMPASS BANK

By:

Its:

STATE OF TEXAS

COUNTY OF DALLAS

I, the undersigned, Notary Public in and for said County in said State, hereby certify that _________________, whose name as _________________ of Universal Power Group, Inc., a Texas corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, _ he, as such and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the ________ day of _______________, 2007.

______________________________________
Notary Public
[NOTARIAL SEAL]	My Commission Expires:_________________

STATE OF TEXAS

COUNTY OF DALLAS

I, the undersigned, Notary Public in and for said County in said State, hereby certify that _______________________, whose name as ________________ of Zunicom, Inc., a Texas corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, _he, as such and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the ________ day of _______________, 2007.

______________________________________
Notary Public
[NOTARIAL SEAL]	My Commission Expires:_________________

STATE OF TEXAS

COUNTY OF DALLAS

I, the undersigned, Notary Public in and for said County in said State, hereby certify that _____________________, whose name as _______________ of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, _he, as such and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the ________ day of _______________, 2007.

______________________________________
Notary Public
[NOTARIAL SEAL]	My Commission Expires:_________________

Schedule 1
Subordinated Indebtedness

Payee is Zunicom, Inc. on two Unsecured notes

1.	Note in the amount of $2,850,000 originated on December 20, 2006 and due June 20, 2012

2.	Note in the amount of $3,000,000 originated on December 20, 2006 and due June 20, 2012

Copies of both notes payable to Zunicom, Inc. attached.

Dated as of June 19, 2007

SECTION 36.	NOTICE OF FINAL AGREEMENT

To:	Borrower and All Other Obligors with Respect to the Loan Which is Identified below:

1.	THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

2.	As used in this Notice:

“Borrower” means the Borrower identified in the signature blocks below in this Notice.

“Lender” means Compass Bank.

“Loan” means the prospective loan by Lender to be evidenced by the promissory note or other evidence of indebtedness dated as of June 19, 2007 executed by Borrower, payable to the order of Lender, in the original principal face amount of $30,000,000.

“Loan Agreement” means one or more promises, promissory notes, agreements, guarantees, undertakings, security agreements, pledge agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan.

3.

This Notice is given by Lender with respect to the Loan, pursuant to Section 26.02 of the Texas Business and Commerce Code. Borrower and each other obligor with respect to the Loan who signs below acknowledges, represents and warrants to Lender that Lender has given and such party has received and retained a copy of this Notice on the Date of this Notice stated above.

4.

This Notice may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Notice and all of which, when taken together, will be deemed to constitute one and the same Notice.

LENDER	BORROWER

COMPASS BANK	UNIVERSAL POWER GROUP, INC.

By:	By:

Name:	Name:

Title:	Title:

Current as of 8/4/2007